Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-173926-01 to 333-173926-17
PROSPECTUS

US$650,000,000
PRECISION DRILLING CORPORATION

Offer to Exchange all outstanding US$650,000,000 6.625% Senior Notes due 2020 (the “outstanding notes”) for an equal amount of 6.625% Senior Notes due 2020, which have been registered under the Securities Act (the “exchange notes”).

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 11:59 p.m., New York City time, on June 14, 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

•	Certain of Precision Drilling Corporation’s United States and Canadian subsidiaries initially jointly and severally, irrevocably and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Precision Drilling Corporation under the outstanding notes, the exchange notes and the indenture governing the notes.

Resales of Exchange Notes

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act, and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, most of our officers and directors and some of the experts named in this prospectus are not residents of the United States, and many of our assets and all or a substantial portion of the assets of such persons are located outside of the United States.

Each broker-dealer that receives exchanges notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in for the outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Precision Drilling Corporation has agreed that, for a period of 180 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is May 17, 2011.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the exchange notes to any person in any jurisdiction where it is unlawful to make such an offer or solicitation. The information contained or incorporated by reference in this prospectus speaks only as of the date of this prospectus or the date of such incorporated document unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by Precision Drilling Corporation. Neither the delivery of this prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

i

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Precision Drilling Corporation is a corporation amalgamated under the laws of the Province of Alberta and is governed by the applicable provincial and federal laws of Canada. A majority of our directors and officers and some of the experts named in this prospectus and the documents incorporated by reference herein reside principally in Canada. Because most of these persons are located outside the United States, it may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a portion of our assets and a substantial portion of the assets of these persons are located outside the United States.

There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, our directors and officers or some of the experts named in this prospectus or the documents incorporated by reference herein.

PRESENTATION OF FINANCIAL INFORMATION

In this prospectus references to “C$” and “Canadian dollars” are to Canadian dollars and references to “US$” and “U.S. dollars” are to United States dollars. See “Currency Translation” below.

Rounding adjustments have been made in calculating some of the financial information included in this prospectus or incorporated by reference herein. As a result, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that precede them.

The financial statements incorporated by reference in this prospectus have been prepared in accordance with Canadian generally accepted accounting principles, or “Canadian GAAP.” Canadian GAAP differs in some material respects from U.S. GAAP, and so these financial statements may not be comparable to the financial statements of U.S. companies.

Certain financial information incorporated by reference in this prospectus has been prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS differs in some material respects from U.S. GAAP, and so this financial information may not be comparable to the financial information of U.S. companies.

The audited financial statements of Precision incorporated by reference in this prospectus have been reconciled to U.S. GAAP. For an explanation of the differences between U.S. GAAP and Canadian GAAP as they relate to the audited financial statements, see Note 20 to our audited consolidated financial statements for the year ended December 31, 2010, incorporated by reference in this prospectus.

CURRENCY TRANSLATION

The following table sets forth certain exchange rates based on the noon exchange rate provided by the Bank of Canada (the “noon exchange rate”). These rates are set forth as U.S. dollars per C$1.00 and are the inverse of rates quoted by the Bank of Canada for Canadian dollars per US$1.00. On May 3, 2011, the noon exchange rate was C$1.00 per US$1.0537.

	Year Ended December 31,
	2010		2009		2008		2007		2006

High for the period	US$	1.0782	US$	0.9716	US$	1.0289	US$	1.0905	US$	0.9099
Low for the period		0.9970		0.7692		0.7711		0.8437		0.8528
End of period		0.9980		0.9555		0.8256		1.0203		0.8621
Average for the period(1)		1.0300		0.8833		0.9397		0.9418		0.8846

(1)	Average represents the average of the rates on the last day of each month during the period.

	November		December		January		February		March		April

High for the period	US$	1.0022	US$	1.0075	US$	1.0140	US $	1.0268	US $	1.0324	US $	1.0581
Low for the period		0.9722		0.9735		0.9978		1.0045		1.0083		1.0331

DOCUMENTS INCORPORATED BY REFERENCE AND
WHERE YOU CAN FIND MORE INFORMATION

The following documents of Precision Drilling Corporation (“Precision” or the “Company”), filed with the SEC (available on EDGAR at www.sec.gov) include important business and financial information about the company and are specifically incorporated by reference into and form an integral part of this prospectus:

•	Precision’s annual report on Form 40-F for the year ended December 31, 2010 (filed on Edgar on March 30, 2011), which includes:

(a)	our annual information form dated March 25, 2011 for the year ended December 31, 2010;

(b)	our consolidated financial statements for the fiscal year ended December 31, 2010;

(c)	management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2010;

•	the management information circular of Precision dated April 1, 2011 (filed on EDGAR on Form 6-K on April 15, 2011);

•	the 2011 first quarter financial results of Precision (filed on EDGAR on Form 6-K on April 26, 2011); and

•	Information we file, to the extent specified in such filing to be incorporated by reference in this prospectus, with the SEC after the date of this prospectus and prior to the consummation of the exchange offer.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our SEC filings can be read and copied at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. Reports and other information concerning us also may be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

This prospectus contains summaries of certain agreements that we have entered into, such as the indenture governing the exchange notes offered hereby, the registration rights agreement relating to the exchange notes and certain other material agreements described in this prospectus. The descriptions contained in this prospectus of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available to you in response to a written request to us at our offices at 4200, 150 – 6th Avenue, S.W., Calgary, Alberta, Canada T2P 3Y7.

MARKET AND INDUSTRY DATA

Market data and other statistical information used throughout this prospectus and the documents incorporated by reference herein are based on internal company research, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe such information is accurate and reliable, we have not independently verified any of the data from third-party sources cited or used for our management’s industry estimates, nor have we ascertained the underlying economic assumptions relied upon therein. While we believe internal company estimates are reliable, such estimates have not been verified by any independent sources, and we make no representations as to the accuracy of such estimates. Statements as to our position relative to our competitors or as to market share refer to the most recent available data.

TRADEMARKS AND SERVICE MARKS

We own or have rights to use the trademarks, service marks and trade names that we use in connection with the operation of our business. Each trademark, service mark and trade name of any other company appearing in this prospectus or the documents incorporated by reference herein is, to our knowledge, owned by such other company. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or the documents incorporated by reference herein are listed without the ®, sm and tm symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SUMMARY

This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the financial data and related notes and the section entitled “Risk Factors.”

Our Company

We are a leading independent North American provider of oil and natural gas drilling and drilling-related services and products. We specialize in providing onshore drilling services in most major conventional and unconventional oil and natural gas basins in Canada and the United States and have an emerging presence internationally. We also provide well servicing and ancillary wellsite products and services primarily in Canada. As of the date of this prospectus, we believe that we are the largest contract land driller in Canada and the second largest in North America, based on the number of rigs in our drilling rig fleet, which presently consists of 355 land drilling rigs and 200 well servicing rigs.

Our business is carried out in two segments: Contract Drilling Services and Completion and Production Services. In Canada, our Contract Drilling Services segment includes land drilling services, as well as procurement and distribution of oilfield supplies and the manufacture and refurbishment of drilling and service rig equipment principally for our own use. In the United States and internationally, our Contract Drilling Services segment carries out land drilling services. Our Completion and Production Services segment provides service rigs for well completion and workover services, snubbing services, water treatment services and camp and catering services primarily for the Canadian market. Our rental business provides oilfield surface equipment, tubulars, well control equipment and wellsite accommodations in support of the drilling and well service markets in Canada.

The company was originally incorporated in 1985. Our principal executive offices are located at 4200, 150 — 6th Avenue S.W., Calgary, Alberta, Canada T2P 3Y7, and our telephone number is (403) 716-4500. Our website can be found at www.precisiondrilling.com. Information on our website is not a part of this prospectus.

Recent Developments

2011 Senior Note Offering.  On March 15, 2011, Precision announced the closing of its offering (the “2011 Note Offering”) of C$200 million aggregate principal amount of 6.50% senior unsecured notes due 2019 (the “existing notes”) in a private placement offering to Canadian investors. The net proceeds from the 2011 Note Offering and available cash were used by Precision to repay its outstanding indebtedness under its revolving credit facility.

Repayment of the 10% Senior Note.  On February 23, 2011, Precision repaid, in full, the 10% senior unsecured note (the “10% Senior Note”) issued to Her Majesty the Queen in Right of the Province of Alberta, represented by the Alberta Investment Management Corporation (“AIMCo”). The aggregate repayment of approximately C$204 million, included the C$175 million in principal, accrued interest and a “make-whole” amount payable to AIMCo under the terms of the 10% Senior Note. The repayment was made from cash on hand and borrowings under our revolving credit facility. The accrued interest and the “make-whole” premium were charged to earnings in the first quarter of 2011.

Tax Reassessment.  On February 9, 2011, Precision received a notice of reassessment from Canada Revenue Agency for C$216 million relating to a transaction that occurred in the 2005 tax year. Precision will appeal this reassessment as it vigorously defends what it believes to be a correct filing position related to this transaction. The appeal process required Precision to pay security of approximately C$108 million, which has been paid.

International Expansion.  In the first quarter of 2011, Grey Wolf International, a wholly-owned subsidiary of Precision, commenced opening new offices in Bogota, Colombia and redeployed the rig used at the Copiapo mine rescue in Chile to shore facilities in Santa Marta, Colombia. Grey Wolf also commenced opening new offices in Dubai, United Arab Emirates in the first quarter of 2011.

Transition to International Financial Reporting Standards.  As of January 1, 2011, Precision began preparing its financial statements under IFRS and future financial statements will be prepared in compliance with IFRS as if Precision had always followed these standards. Certain first-time adoption elections may be made which will impact the opening balance sheet amounts.

The Exchange Offer

On November 17, 2010, Precision completed the private offering of US$650,000,000 aggregate principal amount of our 6.625% Senior Notes due 2020, which we refer in this prospectus as the “outstanding notes.” The term “exchange notes” refers to the 6.625% Senior Notes due 2020 as registered under the Securities Act of 1933, as amended (the “Securities Act”). References to the “notes” in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

Precision and the guarantors entered into a registration rights agreement with the initial purchasers in the private offering in which Precision and the guarantors agreed to deliver to you this prospectus as part of the exchange offer and agreed to file the registration statement to which this prospectus relates with the Securities and Exchange Commission (the “SEC”) not later than 270 days after the closing of the private offering and to use commercially reasonable efforts to cause such registration statement covering the exchange offer to be declared effective. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions are no longer applicable.

The Exchange Offer	We are offering to exchange up to US$650,000,000 aggregate principal amount of our 6.625% Senior Notes due 2020, which have been registered under the Securities Act, for up to US$650,000,000 aggregate principal amount of our existing 6.625% Senior Notes due 2020. Outstanding notes may be exchanged only in denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) in the United States without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

• is our affiliate;

• does not acquire exchange notes in the ordinary course of its business; or

• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes in the United States.

Expiration Date; Withdrawal of Tender	The exchange offer will expire at 11:59 p.m., New York City time, on June 14, 2011, unless extended by us. We do not currently intend to extend the expiration date. You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer — Conditions to the Exchange Offer” of this prospectus for more information.

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

• you are acquiring the exchange notes in the ordinary course of your business; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes in the United States.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we and the guarantors will have fulfilled a covenant contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we and the guarantors will not have any further obligations to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold in the United States, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not constitute a taxable event for United States federal or Canadian federal income tax purposes. See “Certain Federal Income Tax Considerations.”

Accounting Treatment	We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Regulatory Approvals	Other than compliance with the Securities Act and other applicable securities laws and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus.

The Exchange Notes

Issuer	Precision Drilling Corporation

Securities Offered	US$650,000,000 aggregate principal amount of 6.625% Senior Notes due 2020.

Maturity	November 15, 2020.

Interest	The notes bear interest at a rate of 6.625% per year. We will make interest payments in U.S. dollars.

Interest Payment Dates	May 15 and November 15, beginning on May 15, 2011.

Guarantees	The notes are guaranteed, jointly and severally, by current and future U.S. and Canadian subsidiaries that also guarantee our revolving credit facility and certain other future indebtedness.

Mandatory Redemption	We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption	Prior to November 15, 2013, we may redeem up to 35% of the notes with the net proceeds of certain equity offerings. At any time prior to November 15, 2015, we may redeem the notes in whole or in part at their principal amount, plus the applicable premium and accrued interest. We may redeem the notes in whole or in part at any time on or after November 15, 2015, at the redemption prices described under the heading “Description of the Exchange Notes — Optional Redemption.”

Additional Amounts and Redemption for Changes in Canadian Withholding Taxes	Except as required by law, we will make payments on the notes free of withholding or deduction for Canadian taxes. If withholding or deduction is required, we will, subject to certain customary exceptions, be required to pay additional amounts so that the net amounts you receive will equal the amount you would have received if withholding or deduction had not been imposed. If, as a result of a change in law occurring on or after the date of the indenture, we are required to pay such additional amounts, we may redeem the notes in whole but not in part, at any time at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the Exchange Notes — Payment of Additional Amounts” and “Description of the Exchange Notes — Optional Redemption — Redemption for Changes in Tax Law.”

Change of Control Repurchase	Upon specified change of control events, each holder of a note will have the right to sell to us all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Ranking	The notes are:

• our senior unsecured obligations;

• equal in ranking (“pari passu”) with all of our existing and future senior unsecured indebtedness; and

• senior in right of payment to our subordinated indebtedness.

Our secured debt, including borrowings under our revolving credit facility, and all of our other secured obligations in effect from time to time are effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

The notes will be effectively subordinated to all existing and future obligations, including indebtedness and trade payables, of any of our subsidiaries that do not guarantee the notes. For the year ended December 31, 2010, our non-guarantor subsidiaries accounted for a de minimus amount of our revenue and EBITDA. As of December 31, 2010, our non-guarantor subsidiaries also accounted for a de minimus amount of our consolidated assets and liabilities.

Each guarantee of the notes is:

• a senior unsecured obligation of that guarantor;

• pari passu with all existing and future senior indebtedness of that guarantor; and

• senior in right of payment to subordinated indebtedness of that guarantor.

Secured debt of that guarantor, including guarantees of borrowings under our revolving credit facility, and all other secured obligations of that guarantor in effect from time to time will be effectively senior to the guarantee to the extent of the value of the assets securing such debt or other obligations.

Certain Covenants	The indenture governing the notes limits our ability and the ability of certain of our subsidiaries to, among other things:

• incur additional indebtedness and issue preferred stock;

• create liens;

• make restricted payments;

• create or permit to exist restrictions on our ability or the ability of certain of our subsidiaries to make certain payments and distributions;

• engage in amalgamations, mergers or consolidations;

• make certain dispositions and transfers of assets; and

• engage in transactions with affiliates.

These covenants are subject to important exceptions and qualifications, which are described under “Description of the Exchange Notes — Certain Covenants” in this prospectus.

If the notes receive an investment grade rating by Standard & Poor’s and Moody’s Investors Service and we and our subsidiaries are not in default under the indenture governing the notes, we and our subsidiaries will not be required to comply with particular covenants contained in the indenture. See “Description of the Exchange Notes — Certain Covenants.”

No Prior Market	The exchange notes will be new securities for which there is currently no market. Although the initial purchasers in the private offering of the outstanding notes have informed us that they intend to make a market in the outstanding notes and, if issued, in the exchange notes, they are not obligated to do so and they may discontinue any market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the outstanding notes or exchange notes will develop or be maintained.

Use of Proceeds	There will be no cash proceeds to us from the exchange offer.

In evaluating an investment in the exchange notes, prospective investors should carefully consider, along with the other information in this prospectus and the documents incorporated by reference herein, the specific factors set forth under “Risk Factors” for risks involved with an investment in the exchange notes.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus and the documents incorporated by reference herein before you decide to tender outstanding notes in the exchange offer, including, without limitation, the risk factors discussed under the heading “Risk Factors” in the annual information form of Precision dated March 25, 2011 for the year ended December 31, 2010 (filed on EDGAR on Form 40-F on March 30, 2011 and incorporated by reference herein). The risks described below are not the only risks that may affect us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your investment.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold in the United States unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary — The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes in the United States without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes in the United States. If such a holder transfers any exchange notes in the United States without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to the Notes

The following risks apply to the outstanding notes and will apply equally to the exchange notes.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under our revolving credit facility, our existing notes and the notes.

We have a significant amount of debt. As of December 31, 2010, our total outstanding long-term debt was C$804 million.

Our substantial debt could have a material adverse effect on our financial condition and results of operations as well as our ability to fulfill obligations under our revolving credit facility, our existing notes and the notes. In particular, it could:

•	increase our vulnerability to general adverse economic and industry conditions and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, other debt service requirements and other general corporate purposes;

•	decrease our ability to satisfy our obligations under our revolving credit facility, our existing notes and the notes;

•	increase our vulnerability to covenants relating to our indebtedness which may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

•	increase our exposure to risks inherent in interest rate fluctuations and changes in credit ratings or statements from rating agencies because certain of our borrowings (including borrowings under our revolving credit facility) are at variable rates of interest, which would result in higher interest expense to the extent we have not hedged these risks against increases in interest rates;

•	increase our exposure to exchange rate fluctuations because a change in the value of the Canadian dollar against the U.S. dollar will result in an increase or decrease in our U.S. dollar denominated debt, as expressed in Canadian dollars, as well as in the related interest expense;

•	limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds to meet our operating expenses, to make acquisitions and for other purposes; and

•	limit our ability to construct, purchase or acquire new rigs.

We may incur substantial additional debt in the future, including additional secured debt. This could further exacerbate the risks associated with our substantial debt.

The notes and guarantees are unsecured and effectively subordinated to our and our subsidiaries’ existing and future secured indebtedness.

Our obligations under the notes are not secured and the guarantors’ obligations under the guarantees are not secured, while our obligations under our revolving credit facility and each guarantor’s obligations under their respective guarantees under our revolving credit facility are secured by substantially all of our tangible and intangible assets, including our shares of our U.S. and Canadian subsidiaries. Therefore, the lenders under our revolving credit facility and holders of any other secured debt that we may incur in the future will have claims with respect to these assets that have priority over the claims of holders of the notes.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, or if there is an event of default under our revolving credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay such indebtedness, the lenders could foreclose or otherwise realize on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes were issued. Furthermore, if the lenders foreclose or otherwise realize upon and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such events, because the notes are not be secured by any of our assets or the equity interests in guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

As of December 31, 2010, we had C$23 million of secured indebtedness for borrowed money (consisting of C$23 million of outstanding letters of credit). We had approximately C$524 million of secured debt available for additional borrowing (including letters of credit) under our revolving credit facility as of December 31, 2010, as well as an incremental facility of up to C$99 million (subject to certain conditions), and up to C$40 million (US$40 million) (including outstanding letters of credit) of secured debt available for borrowing under operating facilities.

We need significant amounts of cash to service our indebtedness, including our obligations under the notes. If we are unable to generate a sufficient amount of cash to service our indebtedness, our financial condition and results of operations could be negatively impacted.

We need significant amounts of cash in order to service and repay our indebtedness. Our ability to generate cash in the future will be, to a certain extent, subject to general economic, financial, competitive and other factors that may be beyond our control. In addition, our ability to borrow funds in the future to service our debt, if necessary, will depend on covenants in the indenture governing the notes, the credit agreement governing our revolving credit facility, the indenture governing our existing notes and other debt agreements we enter into in the future. Future borrowings may not be available to us under our revolving credit facility or from the capital markets in amounts sufficient to enable us to pay our obligations as they mature or to fund other liquidity needs. If we are not able to obtain such borrowings or generate cash flow from operations in an amount sufficient to enable us to service and repay our indebtedness, we will need to refinance our indebtedness or be in default under the agreements governing our indebtedness and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets. Such refinancing or alternative measures may not be available on favorable terms or at all. The inability to service, repay and/or refinance our indebtedness could negatively impact our financial condition and results of operations.

In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which are not guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture that governs the notes and the agreements governing certain of our other existing indebtedness limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and the holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our revolving credit facility could terminate their commitments to lend money and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in you losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture governing our existing notes, the indenture governing the notes and our revolving credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of December 31, 2010, our revolving credit facility provided for unused commitments of C$524 million, which could increase by C$99 million, subject to certain conditions. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See “Description of the Exchange Notes.”

Our indebtedness contains restrictive covenants.

The indenture governing our existing notes, our revolving credit facility and the indenture governing the notes impose significant operating and financial restrictions on us. These restrictions limit our ability and that of our restricted subsidiaries to, among other things:

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	incur additional indebtedness and issue preferred or disqualified stock;

•	create liens;

•	create or permit to exist restrictions on the ability of our restricted subsidiaries to make certain payments and distributions;

•	engage in amalgamations, mergers or consolidations or sell or otherwise dispose of all or substantially all of our assets;

•	make certain dispositions and transfers of assets;

•	alter the businesses we conduct;

•	engage in transactions with affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

In addition, under our revolving credit facility, we are required to satisfy and maintain certain financial ratio tests. Our ability to meet such tests could be affected by events beyond our control, and we may not be able to meet such tests. These ratios may be changed by the lenders in certain circumstances.

A breach of any of these covenants could result in a default under our revolving credit facility, the indenture governing our existing notes or the indenture governing the notes. Upon the occurrence of an event of default under our revolving credit facility, the lenders could elect to declare all amounts outstanding under our revolving credit facility to be immediately due and payable and terminate all commitments to extend further credit. Upon the occurrence of an event of default under our existing notes, the noteholders could elect to declare all amounts outstanding under our existing notes to be immediately due and payable. If we are unable to repay those amounts, the lenders under our revolving credit facility could proceed to foreclose or otherwise realize upon the collateral granted to them to secure that indebtedness. If the lenders under our revolving credit facility or the noteholders of our existing notes accelerate the repayment of borrowings, we may not have sufficient assets to repay our revolving credit facility as well as our unsecured indebtedness, including our existing notes and the notes. The acceleration of our indebtedness under one agreement may permit acceleration of indebtedness under other agreements that contain cross-default or cross-acceleration provisions. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms or on terms that are acceptable to us. The restrictions contained in our revolving credit facility, the indenture governing the notes or the indenture governing our existing notes may adversely affect our ability to finance our future operations and capital needs and to pursue available business opportunities. Moreover, any new indebtedness we incur may impose financial restrictions and other covenants on us that may be more restrictive than our revolving credit facility, the indenture governing our existing notes or the indenture governing the notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a C$1 million change to annual interest expense of our indebtedness under our revolving credit facility. From time to time, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Claims of noteholders will be structurally subordinated to claims of creditors of our subsidiaries that do not guarantee the notes.

The notes are not guaranteed by any of our non-U.S. and non-Canadian subsidiaries or certain other subsidiaries. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or creditors of us, including the holders of the notes.

In addition, the indenture that governs the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

For the year ended December 31, 2010, our non-guarantor subsidiaries accounted for a de minimus amount of our revenue and EBITDA. As of December 31, 2010, our non-guarantor subsidiaries also accounted for a de minimus amount of our consolidated assets and liabilities.

In addition, our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such guarantor; or

•	the sale or other disposition, including the sale of substantially all of the assets, of that guarantor.

If any guarantor is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the Exchange Notes — Guarantees.”

U.S. federal and state statutes (and Canadian federal and provincial statutes) may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.

Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be deemed a fraudulent transfer if the guarantor received less than a reasonably equivalent value in exchange for giving the guarantee and:

•	was insolvent on the date that it gave the guarantee or became insolvent as a result of giving the guarantee;

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which property remaining with the guarantor was an unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts that would be beyond the guarantor’s ability to pay as those debts matured.

Similarly, under Canadian federal bankruptcy law and comparable provisions of provincial fraudulent preference and fraudulent conveyance laws, a guarantee or a payment under a guarantee could be deemed to be a fraudulent preference or fraudulent conveyance, or could be otherwise avoided if:

•	the guarantor becomes bankrupt and was insolvent or on the eve of insolvency at the time the guarantee was given or the payment was made or has an “Initial Bankruptcy Event” as defined in the Bankruptcy and Insolvency Act (Canada) within one year of giving us the guarantee or making the payment under the guarantee;

•	we were a creditor of the guarantor when the guarantee or payment was given; and

•	(1) the guarantee or the payment under the guarantee was found to have been given with a view to giving us a preference over other of the guarantor’s creditors; or (2) the guarantee or the payment under the guarantee has the effect of giving us a preference over any of guarantor’s other creditors (in which case it is subject to a rebuttable presumption that a preference was intended).

A payment under a guarantee could also be deemed a fraudulent preference or conveyance if it is found by a court to have been given with the purpose of hindering, delaying or defrauding any entity to which the guarantor was or became indebted, on or after the date the guarantee was given (and, in the case of fraudulent preferences, if the guarantor was insolvent or on the eve of insolvency at that time). The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than all its assets, at a fair valuation;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes contains a provision intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur under applicable laws without causing the guarantee or a payment thereunder to be a fraudulent transfer. This provision may not be effective to protect the guarantees or a payment thereunder from being voided under applicable fraudulent transfer law. If a guarantee is deemed to be a fraudulent transfer it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the guarantor based on the guarantee and would be creditors only of us and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

Certain bankruptcy and insolvency laws may impair your ability to enforce your rights or remedies under the indenture governing the notes.

Your ability and the rights of the trustee, or any co-trustee, who represents the holders of the notes to enforce your rights or remedies under the indenture governing the notes may be significantly impaired by the provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation or by Canadian federal or provincial receivership laws. For example, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada) contain provisions enabling an insolvent debtor to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or a plan of arrangement and reorganization for consideration by all or some of its creditors, to be voted on by the various classes of creditors affected thereby. Such a restructuring proposal or arrangement and reorganization, if accepted by the requisite majority of each class of affected creditors and if approved by the relevant Canadian court, would be binding on all creditors of the debtor within the affected classes, including those creditors who vote against such a proposal. Moreover, certain provisions of the relevant Canadian insolvency legislation permit an insolvent debtor to retain possession and administration of its property in certain circumstances, subject to court oversight, even though such debtor may be in default in respect of certain of its obligations during the period that the stay of proceedings remains in place.

The powers of the court under Canadian bankruptcy, insolvency and restructuring legislation and Canadian federal and provincial receivership laws, and particularly under the Companies’ Creditors Arrangement Act (Canada), are exercised broadly to protect a debtor and its estate from actions taken by creditors and others. We cannot predict whether payments under the notes would be made during any proceedings in bankruptcy, receivership, insolvency or other restructuring, whether or when you or the trustee, or any co- trustee, could exercise their rights under the indenture governing the notes or whether, and to what extent, the holders of the notes would be compensated for any delays in payment of principal, interest and costs, including fees and disbursements of the trustee, or any co-trustee. Accordingly, if we were to become subject to such proceedings, we may cease making payments on the notes and you and the trustee, or any co-trustee, may not be able to exercise your rights under the indenture governing the notes following commencement of or during such proceedings without leave of the court.

You might have difficulty enforcing your rights against us, certain of the guarantors and our directors and officers.

We and certain of the guarantors are incorporated or otherwise organized under the laws of the province of Alberta, Canada. The majority of our directors and officers and certain of the experts named in this prospectus and the documents incorporated by reference herein reside principally in Canada or otherwise outside the United States. Because we, certain of the guarantors and these persons are located outside the United States, it may not be possible for you to effect service of process within the United States on us or them. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a substantial portion of our and their assets are located outside the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or the securities or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, our directors and officers or some of the experts named in this prospectus or the documents incorporated by reference herein.

We may not have the ability to finance the change of control repurchase offer required by the indenture governing the notes.

Upon certain change of control events, as that term is defined in the indenture governing the notes, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder’s notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture for the notes, which could lead to a cross-default under our revolving credit facility, the indenture governing our existing notes and under the terms of our other indebtedness. Additionally, we may be prohibited from repurchasing the notes by our revolving credit facility, the indenture governing our existing notes or by the terms of future indebtedness. Prior to repurchasing the notes upon a change of control event, as required under the indenture governing the notes, we may be required to either repay outstanding indebtedness under our revolving credit facility or obtain the consent of the lenders under that facility. If we do not obtain the required consents or repay our outstanding indebtedness under our revolving credit facility, we may be prohibited from offering to repurchase the notes. Our revolving credit facility also provides that a change of control, as defined therein, will be a default that permits the lenders to accelerate the maturity of borrowings thereunder and, if such debt is not repaid, to enforce the security interests in the collateral securing such debt. The indenture governing our existing notes also provides that upon certain change of control events, we will be required to make an offer to repurchase those notes at a price equal to 101% of the aggregate principal amount thereof, plus a make whole premium and accrued interest. For further information, see “Description of the Exchange Notes.”

One of the events which would trigger a change of control is a sale of “all or substantially all” of our assets. The phrase “all or substantially all” as used in the definition of “change of control” has not been interpreted under New York law (which is the governing law of the indenture governing the notes) to represent a specific quantitative test. As a consequence, investors may not be able to determine when a change of control has occurred, giving rise to the repurchase obligations under the indenture governing the notes. It is possible, therefore, that there could be a disagreement between us and some or all of the holders of the notes over whether a specific asset sale or sales is a change of control triggering event and that holders of the notes might not receive a change in control offer in respect of that transaction. In addition, in the event the holders of the notes elected to exercise their rights under the indenture governing the notes and we elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase “all or substantially all.” In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture governing the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market with respect to the exchange notes as permitted by applicable laws and regulations. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain covenants contained in the indenture will no longer be applicable once the notes are rated investment grade by Moody’s and S&P.

The indenture provides that certain covenants will no longer be applicable once the notes are rated investment grade by both Moody’s and S&P. These covenants restrict, among other things, our ability to pay dividends, incur debt, incur liens, sell assets, enter into transactions with affiliates, enter into business combinations and enter into other transactions. There can be no assurance that the notes will ever be rated investment grade.

However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, even if the notes are subsequently downgraded below investment grade. See “Description of the Exchange Notes — Certain Covenants — Covenant Termination.”

Credit ratings will not reflect all risks of an investment in the notes and may change.

Any credit ratings applied to notes are an assessment of our ability to pay our obligations, including obligations under the notes. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the notes. We cannot assure you that any credit rating assigned to the notes will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. However, credit ratings will not reflect all risks associated with an investment in the notes. Credit ratings, for example, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes are registered under the Securities Act, are not entitled to the registration rights which are applicable to the outstanding notes, and are not subject to certain additional interest rate provisions applicable to the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any material change in our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

Our selected consolidated financial data as of December 31, 2010 and 2009 and for each of the years ended December 31, 2010, 2009 and 2008 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The selected consolidated financial data as of December 31, 2008, 2007 and 2006 and for each of the years ended December 31, 2007 and December 31, 2006 have been derived from our audited consolidated financial statements which are not incorporated by reference in this prospectus. Our financial statements have been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. For a discussion of the principal differences between U.S. GAAP and Canadian GAAP as they relate to our financial statements, see Note 20 to our audited consolidated financial statements for the years ended December 31, 2010, 2009 and 2008, incorporated by reference in this prospectus. The selected consolidated financial data set forth below is qualified in its entirety by reference to, and should be read in conjunction with, our complete consolidated financial statements, including the notes thereto, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus.

	Year Ended December 31,
	2010		2009		2008		2007		2006
	(in Cdn GAAP, C$ in thousands)

Revenue	C$	1,429,653	C$	1,197,446	C$	1,101,891	C$	1,009,201	C$	1,437,584
Expenses:
Operating		886,748		692,243		598,181		516,094		688,207
General and administrative		107,522		98,202		67,174		56,032		81,217
Depreciation and amortization		182,719		138,000		83,829		71,604		73,234
Loss on asset decommissioning		—		82,173		—		6,722		—
Foreign exchange		(12,712)		(122,846)		(2,041)		2,398		(353)
Finance charges		211,327		147,401		14,174		7,318		8,029
Other		—		—		—		—		(408)

Earnings from continuing operations before income taxes		54,049		162,273		340,574		349,033		587,658
Income taxes:
Current		7,634		(14,901)		6,102		(737)		34,526
Future		(15,676)		15,471		31,742		6,950		(19,380)

Total income tax		(8,042)		570		37,844		6,213		15,146

Earnings from continuing operations		62,091		161,703		302,730		342,820		572,512
Discontinued operations, net of tax				—		—		2,956		7,077

Net earnings	C$	62,091	C$	161,703	C$	302,730	C$	345,776	C$	579,589

U.S. GAAP
Revenue	C$	1,429,653	C$	1,197,446	C$	1,101,891	C$	1,009,201	C$	1,437,584
Earnings from continuing operations		61,956		160,093		302,913		342,855		572,512

	As of December 31,
	2010		2009		2008		2007	2006
	(in Cdn GAAP, C$ in thousands)

Balance Sheet Data:
Cash and cash equivalents	C$	256,831	C$	130,799	C$	61,511	—	—
Working capital		460,179		320,860		345,329	140,374	166,484
Total assets		4,296,788		4,191,713		4,833,702	1,763,477	1,761,186
Long-term debt		804,494		748,725		1,368,349	119,826	140,880
Unitholders’/Shareholders’ equity		2,577,919		2,584,501		2,323,879	1,316,673	1,217,075

	Year Ended December 31,
	2010	2009	2008	2007	2006

Other Financial Data:
Ratio of earnings to fixed charges(1)	1.25	2.12	24.17	44.64	65.92

(1)	For purposes of computing the ratio of earnings to fixed charges, prepared in accordance with Canadian GAAP, (A) earnings consist of earnings from continuing operations before income taxes plus fixed charges, plus amortization of capitalized interest, distributed income of equity investors paid less interest capitalized and (B) fixed charges consist of interest expensed and capitalized, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

MANAGEMENT

Board of Directors

Name(1)	Age(2)	Position with Precision Drilling Corporation

William T. Donovan(3)(5)	58	Director
W.C. (Mickey) Dunn(4)(5)	57	Director
Robert J.S. Gibson(3)(5)	64	Director
Allen R. Hagerman(3)	59	Director
Stephen J. J. Letwin(4)	55	Director
Patrick M. Murray(3)	67	Director
Kevin A. Neveu	50	Director, President and Chief Executive Officer
Frederick W. Pheasey(4)	68	Director
Robert L. Phillips(3)(4)(5)	60	Chairman and Director
Trevor M. Turbidy(4)(5)	42	Director

(1)	Each director’s term of office expires not later than the close of business at our next annual meeting, or until successors are appointed or a director’s office is vacated.

(2)	As of April 1, 2011.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

(5)	Member of the Corporate Governance and Nominating Committee.

William T. Donovan of North Palm Beach, Florida, U.S.A. has been a director of Precision Drilling Corporation since December, 2008. Mr. Donovan has been the Chairman of the Board of Rockland Industrial Holdings, LLC, a Wisconsin entity engaged in manufacturing wood flooring products for the truck trailer and domestic container industries since April, 2006. He also serves as a director for several private companies in the United States, the United Kingdom and Russia. Mr. Donovan was a director of Grey Wolf, Inc. from June 1997 to December 2008, prior to its acquisition and was subsequently appointed as director of Precision Drilling Corporation on December 23, 2008. From 1997 to 2005, Mr. Donovan also served as President, Chief Executive Officer and director of Total Logistics, Inc., a Wisconsin corporation, which engaged in various operating and investment activities. Mr. Donovan previously served as President, Chief Financial Officer and was a director of Christiana Companies, Inc., prior to its merger with Weatherford International, Inc. in February 1999. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. Prior to joining Lubar & Co., Mr. Donovan was an officer with Manufacturers Hanover Trust Company from 1976 until 1980, where he specialized in merger and acquisition financing.

W.C. (Mickey) Dunn of Calgary, Alberta, Canada has been a director of Precision Drilling Corporation since September 1992. Mr. Dunn serves as the Chairman of Bellatrix Exploration Inc. and a founding shareholder of CashStore Financial Services Inc. From 1982 to 1999, Mr. Dunn was President and Chief Executive Officer of Cardium Service and Supply Limited, Cardium Tool Services Inc and Colorado Silica Sand Inc., an international manufacturer and service provider of specialty downhole equipment and services, in addition to developer, provider and marketer of high grade silica sand products.

Robert J.S. Gibson of Calgary, Alberta, Canada has been a director of Precision Drilling Corporation since June 1996. Mr. Gibson has served as President of a private investment firm, Stuart & Company Limited, since 1973 and is also the Managing Director of Alsten Holdings Ltd. since 1976. He serves on the Board of Cash Store Financial Services Inc. Mr. Gibson also serves as a director for a number of private companies which are active in real estate investment, oil and gas exploration, finance and investments. He is also Chairman and Director of the Canadian Defence and Foreign Affairs Institute.

Allen R. Hagerman, FCA of Calgary, Alberta, Canada has been a director of Precision Drilling Corporation since December 2006. Mr. Hagerman currently holds the position of Executive Vice President of Canadian Oil

Sands Limited, an oil sands mining and upgrading entity, and is currently responsible for overseeing crude oil marketing operations. Prior to 2007, Mr. Hagerman was Chief Financial Officer of Canadian Oil Sands Limited. Mr. Hagerman is lead director of Capital Power Income LP and a director of the Calgary Exhibition and Stampede. He is also a member of the Canadian Institute of Chartered Accountants, the Financial Executives Institute and is past President of Financial Executives Institute, Calgary Chapter, as well as past Chair of the Alberta Children’s Hospital Foundation. Previous board positions included Syncrude Canada Ltd. and University of Calgary. He is a fellow of the Institute of Chartered Accountants of Alberta and received their Distinguished Service Award.

Stephen J.J. Letwin of Toronto, Ontario, Canada has been a director of Precision Drilling Corporation since December 2006. Effective November 1, 2010, Mr. Letwin was appointed Director and President and Chief Executive Officer of IAMGOLD Corporation, a leading mid-tier gold mining company producing approximately one million ounces annually, from eight gold mines on three continents. Mr. Letwin has been a senior executive with Enbridge since March 1999. Most recently, since May 2006, he held the position of Executive Vice President of Gas Transportation & International with Enbridge, Inc., with responsibility for Enbridge’s natural gas operations, including certain natural gas pipelines, a gas distribution company and its international business unit. He also serves on the board of a private corporation. Mr. Letwin serves as Patron for Unicef Alberta, was a former director of YMCA Calgary, served on the Board of Governors at McMaster University, and is an Honorary Director of Westpark Hospital in Toronto. Mr. Letwin is a member of the Financial Executives Institute. He also previously served as a director of the Canadian and American Gas Association, as well as the Interstate Natural Gas Association of America.

Patrick M. Murray of Dallas, Texas, U.S.A. has been a director of Precision Drilling Corporation since July 2002. Mr. Murray served as Chairman and CEO of Dresser Inc. from 2001 until retiring in May 2007. Dresser Inc. is a leading manufacturer and marketer of highly engineered equipment for the energy industry. Prior to becoming Chairman of the Board of Dresser, Inc., Mr. Murray served as President and CEO. Previously, Mr. Murray was President of Halliburton Company’s Dresser Equipment Group from 1998 to 2000 and Senior Vice President, Strategic Initiatives of Dresser Industries, Inc. in 1997. Mr. Murray is on the Board of Directors of Harvest Natural Resources, Inc., the Maguire Energy Institute, the World Affairs Council of Dallas/Fort Worth, and the Board of Regents of Seton Hall University. Mr. Murray was also on the Board of Directors of Wellstream Holdings, Plc from 2007 until his resignation in February 2011. He is also a member of the American Petroleum Institute (API) and the Society of Petroleum Engineers (SPE).

Kevin A. Neveu of Calgary, Alberta, Canada was appointed Chief Executive Officer and a director of Precision Drilling Corporation in August 2007 and became President and Chief Executive Officer in January 2009. Mr. Neveu was previously President of the Rig Solutions Group of National Oilwell Varco in Houston from 2002 to 2007, where he was responsible for the company’s drilling equipment business. Over the past 25 years, Mr. Neveu has held senior management positions with National Oilwell Varco and its predecessor companies in London, Moscow, Houston, Edmonton and Calgary. Mr. Neveu holds a Bachelor of Science degree and is a graduate of the Faculty of Engineering at the University of Alberta. Mr. Neveu is a Professional Engineer, as designated by the Association of Professional Engineers, Geologists and Geophysicists of Alberta. In 2002, Mr. Neveu attended the Advanced Management Program at the Harvard Business School. Mr. Neveu serves on the boards of RigNet Inc., Houston, Texas (since 2004), the Heart and Stroke Foundation of Alberta (since 2009) and he was appointed a Member of the Board of Directors and a Member of the Executive Committee of the International Association of Drilling Contractors, Houston, Texas in January 2010.

Frederick W. Pheasey of Edmonton, Alberta, Canada has been a director of Precision Drilling Corporation since July 2002. Mr. Pheasey founded Dreco Energy Services Ltd., a company which designs and manufactures drilling rigs and components and downhole tools. In 1997, Dreco and its subsidiaries were merged into National Oilwell, Inc. (now National Oilwell Varco, Inc.), a company that designs and manufactures systems and components used in oil and gas drilling and production. Mr. Pheasey became Executive Vice President of National Oilwell, Inc. following the merger and continued in that position until 2004. He was a director of National Oilwell, Inc. from 1997 to 2005 and continues to be a director and employee of Dreco Energy Services Ltd. In 1999, Mr. Pheasey was made a honourary member of the Canadian Association of Oilwell Drilling Contractors. In 2002, he was inducted into the Canadian Petroleum Hall of Fame. Mr. Pheasey served on the leadership committee of the City of Edmonton’s Committee to End Homelessness and on the Housing Subcommittee in 2008.

Robert L. Phillips of Vancouver, British Columbia, Canada has been a director of Precision Drilling Corporation since May 2004 and was appointed as Chairman of the Board of Directors in August 2007. Mr. Phillips is an experienced senior corporate executive having most recently been the President and Chief Executive Officer of BCR Group of Companies from 2001 to 2004. Within the oil and gas exploration and production and oilfield service sectors, he has served as Vice President of Husky Oil Limited and as President and Chief Executive Officer of PTI Group Inc. and Dreco Energy Services Ltd. Mr. Phillips has served on the boards of publicly-traded and private corporations for more than twenty years, including several oil and gas exploration and production and oilfield service companies. In addition to Precision Drilling Corporation, he currently serves on the boards of several major Canadian corporations. Mr. Phillips is an active private investor. He also practiced corporate and securities law for over fifteen years.

Trevor M. Turbidy of Houston, Texas, U.S.A. has been a director of Precision Drilling Corporation since December 2008. Mr. Turbidy has served as an Energy Industry Advisor with Avista Capital Partners since December 2007. From August 2005 until July 2007, Mr. Turbidy served as President and Chief Executive Officer of Trico Marine Services, Inc., an international marine support and transportation company. From August 2003 until August 2005, he served as Vice President and Chief Financial Officer of Trico. From November 2000 until May 2002, Mr. Turbidy served as a director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, he held various positions in investment banking covering the U.S. energy industry with a focus on oilfield services and equipment, exploration and production and refining. Mr. Turbidy was a Director of Grey Wolf, Inc. from December 2005 to December 2008, prior to its acquisition by Precision Drilling Trust and his subsequent appointment as a director of Precision Drilling Corporation in December 2008. Mr. Turbidy serves as a director of a number of private energy companies, including a European exploration and production company concentrating on the Southern North Sea; a U.S. based jackup rig operator; a European based exploration and production company focused on onshore Europe; a natural gas company focused on the Marcellus; and a U.S. based exploration and production company with assets in the Niobrara and the Eagle Ford.

Executive Officers

Our executive officers serve at the pleasure of our board of directors. Our executive officers are as follows:

Name	Age(1)	Position with Precision

Kevin A. Neveu	50	President and Chief Executive Officer
Joanne L. Alexander	43	Vice President, General Counsel and Corporate Secretary
Kenneth J. Haddad	52	Vice President, Business Development
Robert J. McNally	39	Executive Vice President and Chief Financial Officer
Darren J. Ruhr	45	Vice President, Corporate Services
Gene C. Stahl	36	President, Drilling Operations
Douglas J. Strong	50	President, Completion and Production Services

(1)	As of April 1, 2011.

Kevin A. Neveu is our President and Chief Executive Officer. See information regarding directors of Precision set forth above.

Joanne L. Alexander of Calgary, Alberta, Canada is Vice President and General Counsel since 2008 and Corporate Secretary since 2009. From 2007 to 2008, Ms. Alexander was General Counsel of Marathon Oil Canada Corporation and in 2007, she was General Counsel of Western Oil Sands Inc. Ms. Alexander was General Manager of Stakeholder Engagement & Regulatory Affairs at ConocoPhillips Canada Ltd. in 2006 and Vice President of Legal and Regulatory Affairs at Burlington Resources Canada Ltd. from 2000 to 2006.

Kenneth J. Haddad of Houston, Texas, U.S.A. is Vice President of Business Development since 2008. Prior to that, he was a Director of Merger & Acquisitions at Halliburton Company from 2002 to 2008.

Robert J. McNally of Calgary, Alberta, Canada is Executive Vice President and Chief Financial Officer and was appointed to that position in 2010. Prior to that appointment, Mr. McNally served as investment Principal at Kenda Capital from 2007 to 2010, except for a period during 2008 when he served as Chief Executive Officer of Dalbo Holdings. He also served as Executive Vice President of Finance and Operations and a member of the board of directors of Warrior Energy Services Corporation in 2006. From 2000 to 2005, Mr. McNally was an Investment Banker at Simmons and Company.

Darren J. Ruhr of Calgary, Alberta, Canada is Vice President of Corporate Services and has held that position since 2009. Prior to that, Mr. Ruhr was Vice President of Corporate Services & Corporate Secretary from 2005 to 2009, Director, Information Technology, Real Estate & Travel, from 2003 to 2005 and Director, Information Technology, from 2000 to 2003.

Gene C. Stahl of Houston, Texas, U.S.A. is President of Drilling Operations since 2008. Prior to that, he was President and Chief Operating Officer since 2005, Vice President, of Precision Rentals from 2003 to 2005 and General Manager of Ducharme Rentals/Big D Rentals from 2002 to 2003.

Douglas J. Strong of Calgary, Alberta, Canada was appointed President of Completion and Production Services in 2010. Previously, Mr. Strong was Chief Financial Officer from 2005 to 2010, Chief Financial Officer of Precision Diversified Services Ltd. from 2001 to 2005 and Group Controller from 2001 to 2005.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for 2010 and certain revisions to our 2011 program. Our compensation programs are designed to attract, motivate and retain executives who lead our business in delivering High Performance, High Value services to our customers and ultimately deliver value to our shareholders over the long-term. This CD&A reviews how the Compensation Committee determined the compensation for the following named executive officers (“NEOs”):

•	Kevin A. Neveu: President and Chief Executive Officer (“CEO”)

•	Robert J. McNally: Executive Vice President and Chief Financial Officer (“CFO”)

•	Douglas J. Strong: President, Completion and Production Services

•	Gene C. Stahl: President, Drilling Operations

•	Darren J. Ruhr: Vice President, Corporate Services

The conversion of Precision from an income trust structure to a corporate structure was approved on May 10, 2010 at our Annual & Special Meeting and became effective June 1, 2010. The Compensation Committee of our Board of Directors (the “Compensation Committee”), in consultation with its advisors, confirmed that the conversion would not trigger the change of control provisions under any employment agreements or long-term incentive plans. All outstanding grants under our long-term incentive plans were rolled over into economically equivalent grants under the new corporate structure and the associated plan documents were revised to account for the new corporate structure.

Our strong performance in 2010 exceeded most of the financial and operational targets set at the beginning of the year, demonstrating an exceptional recovery from the severe global economic down-turn and financial challenges of 2009. In addition, during 2010 we were successful with several strategic initiatives including: continued focus on our High Performance, High Value organic growth initiatives by securing contracts for nine new build rigs and 12 rig upgrades, strategic market repositioning to capture emerging oil activity opportunities shifting operations and rigs to oil and liquids-rich gas plays, refinancing and significantly improving our capital structure while lowering interest expense, implementing strategic employee Talent and Performance Management processes, implementing the CEO, NEOs and Senior Manager Succession Plan, and recruiting and appointing key executives for finance and operations. We also implemented a comprehensive enterprise-wide legal, ethics, Health, Safety and Environmental Policy (“HSE policy”) compliance and certification process, which reinforces risk accountability and compliance throughout all levels of our organization on a quarterly basis.

Based on recommendations provided by the Compensation Committee in consultation with Mercer, the Compensation Committee’s compensation consultant, our Board of Directors (the “Board”) approved the following executive compensation decisions in 2010:

•	Adjusted the base salary of the CEO to be slightly below the 25th percentile, and his total direct compensation to be slightly below the median, of our compensation comparator group.

•	Increased base salaries of the other NEOs and reduced their STIP (as defined below) targets to realign NEO compensation to be closer to the median compensation offered by our comparator group.

•	Determined that the level of funding for the 2010 STIP bonus pool based on 2.5% operating earnings (“EBIT”) was inappropriate given our strong performance against the metrics and achievement of strategic objectives and used our discretion to increase the STIP bonus pool to 3.1% of EBIT.

•	Increased the share ownership requirement for the CEO to three times his annual base salary from two times. The requirement for other NEOs was increased to two times annual base salary from one times.

•	Approved the appointments of Robert McNally as CFO after a thorough search process and Douglas Strong as President, Completion and Production Services in July 2010.

•	Based on recommendations provided by the Compensation Committee in consultation with Mercer, the Board also approved the following executive compensation decisions in February 2011:

•	Approved base salary increases of 2% for each of the NEOs.

•	Approved long-term incentive plan (“LTIP”) grants consisting of approximately 50% Options and 50% PSUs (as defined below) in terms of value for the CEO, CFO, President, Drilling Operations and President, Completion and Production Services and a grant consisting of approximately 25% RSUs, 25% PSUs and 50% Options in terms of value for the Vice President, Corporate Services.

•	Reviewed the design of the STIP and determined that it was appropriate to remove the 2.5% EBIT cap to ensure awards are aligned with performance achieved against predetermined corporate financial and operational metrics as well as an assessment of individual performance.

•	Reviewed the design of the PSU Plan (as defined below) and determined that, for the 2011 PSU grants, it was appropriate to remove the discretionary threshold on average return on capital which may reduce the payout to the participant by one-half if the threshold is not attained, and to continue to measure our relative total shareholder return performance.

The following table provides information on the total compensation received by our NEOs for the past three years along with information about our 2011 compensation known to date such as long-term incentives that were granted on February 9, 2011. Please see the Summary Compensation Table below for additional information about the compensation of our NEOs.

	2008	2009	2010	2011
	(C$)	(C$)	(C$)	(C$)(11)

Kevin A. Neveu — President and Chief Executive Officer
Base Salary Earned	500,000	500,000	603,366	635,479
Short-Term Incentive Plan(2)	0	500,000	351,460	TBD
Legacy LTIP(1)	1,200,000	—	—	—
Restricted Share Units(1)	—	436,410	421,769	—
Performance Share Units(1)	—	436,410	651,981	942,732
Options(1)	—	436,198	844,406	942,288
Pension Value(4)	10,500	11,000	11,225	TBD
All Other Compensation(5)(6)	6,488	6,488	6,600	TBD
Total Compensation	1,716,988	2,326,506	2,890,807
Robert J. McNally — Executive Vice President and Chief Financial Officer(7)
Base Salary Earned			157,774	355,868
Short-Term Incentive Plan(2)(8)			222,828	TBD
Restricted Share Units(1)			1,503,602	—
Performance Share Units(1)			864,571	347,354
Options(1)			544,905	337,631
Pension Value(4)			—	TBD
All Other Compensation(5)(6)			73,258	TBD
Total Compensation			3,366,938

	2008	2009		2010		2011
	(C$)	(C$)		(C$)		(C$)(11)

Douglas J. Strong — President, Completion and Production Services
Base Salary Earned	231,911	252,000		303,904		330,030
Short-Term Incentive Plan(2)	291,400	252,000		210,286		TBD
Legacy LTIP(1)(3)	200,000	600,000		200,000		—
Restricted Share Units(1)	—	193,050		154,620		—
Performance Share Units(1)	—	193,050		240,520		345,564
Options(1)	—	172,253		272,389		344,949
Pension Value(4)	10,500	11,000		11,225		TBD
All Other Compensation(5)(6)	5,291	5,524		5,341		TBD
Total Compensation	739,102	1,678,877		1,398,285
Gene C. Stahl — President, Drilling Operations
Base Salary Earned	257,675	282,335		362,776	(9)	355,868
Short-Term Incentive Plan(2)	351,014	194,140	(10)	158,487		TBD
Legacy LTIP(1)(3)	250,000	750,000		250,000		—
Restricted Share Units(1)	—	193,050		152,668		—
Performance Share Units(1)	—	193,050		237,483		347,354
Options(1)	—	172,253		268,950		337,631
Pension Value(4)	10,500	11,000		2,480		TBD
All Other Compensation(5)(6)	5,596	5,876		27,497		TBD
Total Compensation	874,785	1,801,704		1,460,341
Darren J. Ruhr — Vice President, Corporate Services
Base Salary Earned	201,635	205,000		246,346		259,192
Short-Term Incentive Plan(2)	274,675	135,000		119,170		TBD
Legacy LTIP(1)(3)	200,000	352,500		166,750		—
Restricted Share Units(1)	—	128,700		85,900		99,180
Performance Share Units(1)	—	128,700		133,145		99,180
Options(1)	—	132,503		194,564		197,046
Pension Value(4)	10,082	10,250		11,225		TBD
All Other Compensation(5)(6)	4,762	4,874		4,847		TBD
Total Compensation	691,154	1,097,527		961,947

Notes:

(1)	The amounts for 2010 and 2009 represent the grant date fair value of 2010 and 2009 RSU, PSU and Option awards. U.S. dollar amounts were converted to Canadian dollars using the February 11, 2010 exchange rate of 1.0523 for 2010 awards and May 6, 2009 exchange rate of 1.1731 for 2009 awards for all NEOs with the exception of Mr. McNally. Mr. McNally’s 2010 award was converted to Canadian dollars using the July 19, 2010 exchange rate of 1.0559. The amounts for 2008 represent the grant date fair value of the 2008 Retention Awards under the Legacy LTIP for Messrs. Neveu, Strong, Stahl and Ruhr.

(2)	The amounts represent the bonus amounts earned during the year indicated and relate to performance criteria which were met for that year, but the cash amounts, as applicable, are paid during the subsequent year and include amounts related to the STIP for 2010 and 2009, and both the Annual Performance Incentive Plan (“APIP”) and PSP (as defined below) for years prior to 2009.

(3)	The amounts for 2010 and 2009 represent the payments received under the Legacy LTIP Retention Awards granted in 2007 and 2006, respectively, for Messrs. Strong, Stahl and Ruhr.

(4)	The amounts represent the employer matching contributions under the DCPP (as defined below). Mr. McNally does not participate in the DCPP.

(5)	The amounts include employer contributions provided under the 401(k) plan and the employer portion of benefits premiums for Messrs. McNally and Stahl.

(6)	The value of perquisites and other personal benefits received by each NEO did not exceed the lesser of C$50,000 or 10% of the annual base salary of the NEO.

(7)	Mr. McNally was appointed Executive Vice President and Chief Financial Officer effective July 19, 2010. His base salary and all other compensation amounts reflect the length of time of his employment with us and were converted to Canadian dollars using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767, unless otherwise noted.

(8)	Mr. McNally joined us on July 19, 2010 and was provided with a one-time signing bonus of U.S.$150,000 which was paid in addition to, and concurrently with, his 2010 STIP award of U.S.$78,144. The total amount of U.S.$228,144 was converted to Canadian dollars using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767.

(9)	Mr. Stahl’s base salary earned for 2010 was U.S.$352,244. This amount was converted to Canadian dollars using the 2010 average exchange rate of 1.0299.

(10)	Mr. Stahl’s 2009 STIP award was U.S.$170,000. This amount was converted to Canadian dollars using the 2009 average exchange rate of 1.1420.

(11)	The Base Salary Earned amounts shown for 2011 were estimated and reflect the base salary increases for the NEOs which were effective March 1, 2011. The amounts for 2011 RSU, PSU and Option awards represent the grant date fair values. U.S. dollar amounts were converted to Canadian dollars using the February 9, 2011 exchange rate of 0.9947.

At the end of 2010, we had approximately 6,584 employees, including 685 in salaried non-field positions. Approximately 647 salaried employees participated in the STIP and 365 salaried employees participated in the LTIP in 2010.

Executive Compensation Program

Philosophy

Our compensation philosophy is to attract and retain high performing executives by ensuring that:

•	compensation programs support the achievement of our short and long-term strategies and align the interests of our executives with growth in shareholder value;

•	the design of compensation programs supports our values and culture;

•	compensation opportunities are competitive and reward achievements of both corporate and individual performance, without subjecting us to excessive or unnecessary risk; and

•	compensation programs are viewed as fair and reasonable by shareholders and regulators, and bear a solid relationship to our financial performance and strength.

Our strategy is to increase net earnings and create shareholder value through excellence in customer service, organic growth in high performance capabilities, and growth through acquisition and business line diversification. We pride ourselves on having a strong pay-for-performance culture that starts with our senior management and NEOs but is strongly embraced by our entire organization. Our programs create a clear and direct linkage between compensation and the achievement of business objectives, in the short, medium and long-term, by providing an appropriate mix of fixed versus at-risk compensation, and immediate income versus future income linked to our share price performance.

Our executives participate in the same compensation programs provided to our salaried employees, which consists of base salary, short-term cash incentives, longer-term share-based incentives, pension and other benefits.

We target base salaries at or slightly below the median against a comparator group of public companies. Our short-term incentive plan is designed to reward the annual achievement of performance relative to company-wide financial and operational metrics, as well as individual performance. Our long-term incentive plans are designed to align the interests of executives with shareholders by rewarding for growth in shareholder value, and to retain executives in a competitive and highly cyclical environment. Total compensation, including annual and long-term incentives, is targeted at the median for typical/median performance and at or above the 75th percentile for exceptional corporate and individual performance. Actual pay positioning for each executive is based on demonstrated performance, leadership and management skills, experience, education, succession planning considerations, competitive pressures and internal equity.

The table below shows the key components of our compensation programs and their respective form and performance period:

Elements	Component	Form	Performance Period

Base Salary	Fixed amount	Cash	One year
Short-Term Incentives	At-risk, based on corporate and individual performance	Cash	One year
Long-Term Incentives	At-risk, based on share price	Restricted Share Units
	performance	which are settled in cash	Three years
	At-risk, based on performance against comparator group and share price performance	Performance Share Units which are settled in cash	Three years
	At-risk, based on appreciation of share price	Options	Seven years

We consider our short-term incentive plan and long-term incentive plans, consisting of RSUs, PSUs and Options, as “at-risk” compensation.

Executive Share Ownership Guidelines

We have guidelines for our senior executives to own Precision shares. These guidelines reflect our belief that equity ownership by executives further aligns the interests of management with those of our shareholders.

The Compensation Committee, with the assistance of Mercer, reviewed our ownership guidelines relative to comparable Canadian companies. In February 2010, the Compensation Committee recommended, and the Board approved, an increase to the ownership guidelines. Under the revised guidelines, the CEO is expected to own Precision shares with a value equal to at least three times his annual base salary. The CFO and other officers are expected to own Precision shares with a value equal to at least two times their annual base salary. Vice Presidents who are not corporate officers are expected to own Precision shares with a value equal to at least the amount of their annual base salary. Executives have five years from February 2010 or their appointment to an executive position, whichever is later, to accumulate the Precision shares in accordance with these guidelines.

In calculating the value of Precision shares held by an executive for purposes of evaluating adherence to the guidelines, we use the higher of the actual purchase cost, or the current market value of the Precision shares to determine the executive’s ownership position. In determining Precision share ownership, we only consider actual Precision shares held and therefore do not include RSUs, PSUs or Options.

Under the previous guidelines, the CEO was expected to own Precision shares with a value equal to at least two times his annual base salary. The CFO and other officers were expected to own Precision shares with a value equal to at least one time their annual base salary.

The following table summarizes the targets and actual ownership in Precision shares as a multiple of base salary for the NEOs (as at December 31, 2010):

	2010 Target Share	Actual Share
Named Executive Officer	Ownership	Ownership	Meets Guidelines

Kevin A. Neveu	3x annual base salary	193,156	Yes
President and CEO
Robert J. McNally	2x annual base salary	0	See Note (1)
Executive Vice President and Chief
Financial Officer
Douglas J. Strong	2x annual base salary	35,729	Yes
President, Completion and Production Services
Gene C. Stahl	2x annual base salary	53,729	Yes
President, Drilling Operations
Darren J. Ruhr	2x annual base salary	11,525	See Note (2)
Vice President, Corporate Services

Notes:

(1)	Mr. McNally joined Precision on July 19, 2010 and has until July 19, 2015 to meet the share ownership guideline.

(2)	Mr. Ruhr met the requirements under the previous guideline of one time his annual base salary. He has until 2015 to meet the new guidelines.

Compensation Consultant

The Compensation Committee has retained the services of Mercer, an external executive compensation consultant, to assist and advise the Compensation Committee in its review of executive compensation, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. In 2010, the support provided by Mercer consisted of:

•	providing compensation benchmark market data, industry trends and issues;

•	reviewing and revising comparator groups;

•	reviewing executive share ownership guidelines;

•	reviewing director compensation;

•	reviewing and advising on compensation for the NEOs and other executives;

•	advising on compensation-related governance matters;

•	reviewing the Compensation Discussion and Analysis section of Precision’s management circular; and

•	attending Compensation Committee meetings, as required.

The Compensation Committee pre-approves the provision of all services provided by Mercer to ensure they do not compromise Mercer’s objectivity. The total fees paid to Mercer for the past three years are as outlined below:

	Services to the	Pension & Benefits
Year	Compensation Committee	Consulting Services

2010	$85,000	$58,000
2009	$181,900	$17,900
2008	$231,400	—

The higher fees paid to Mercer in 2008 and 2009 were associated with the redesign of our short and long-term incentive plans.

Competitive Positioning

We review our compensation for NEOs and other executives against a group of comparator companies. In 2009, with the assistance of Mercer, the Compensation Committee established the comparator group of companies with whom we compete with for executive talent and includes contract drilling or well servicing companies, offshore drilling companies and companies from the broader oilfield services industry. The Compensation Committee took the following factors into consideration when selecting the comparator group:

•	Revenue;

•	Assets;

•	Total employees;

•	Market capitalization;

•	Enterprise value;

•	Geographic footprint; and

•	Complexity of their service offerings.

The Compensation Committee, with the assistance of Mercer, reviewed the comparator group in 2010 and determined that it was still appropriate to use for 2010 compensation planning purposes. The comparator group of companies and their associated data points as at December 31, 2010 are shown below:

							Period Ending
	All values in Cdn $ millions						December 31, 2010
	Revenue	Total		Mkt. Cap.	Enterprise	Geographic	1-yr	3-yr	5-yr
Company Name	(1)	Assets(1)	Employees(1)	(2)	Value(2)	Footprint	TSR(3)	TSR(3)	TSR(3)

Basic Energy Services Inc.	$527	$1,040	3,800	$680	$1,083	United States	85%	(9)%	(4)%
Complete Production Services	$1,056	$1,589	5,235	$2,302	$2,809	North America	127%	18%	n/a
Ensco International Inc.	$1,946	$6,747	3,585	$7,607	$6,968	International	37%	(3)%	4%
Ensign Energy Services Inc.(4)	$1,138	$2,128	7,095	$2,300	$2,356	International	3%	2%	(7)%
Flint Energy Services Ltd.(4)	$1,877	$975	10,280	$829	$905	North America	88%	0%	(1)%
Helmerich & Payne	$1,894	$4,161	5,384	$5,138	$5,422	International	22%	7%	10%
Hercules Offshore Inc.	$743	$2,277	2,200	$399	$1,128	International	(27)%	(47)%	(34)%
Key Energy Services, Inc.	$1,079	$1,664	8,470	$1,836	$2,322	United States	48%	(3)%	(1)%
Parker Drilling Co.	$753	$1,243	2,372	$531	$953	International	(8)%	(15)%	(16)%
Patterson-UTI Energy, Inc.	$782	$2,662	4,200	$3,321	$3,347	North America	42%	5%	(6)%
Pioneer Drilling Co.	$326	$823	1,700	$477	$743	International	12%	(9)%	(13)%
Pride International Inc.	$1,594	$6,143	3,550	$5,799	$7,031	International	3%	1%	3%
Rowan Cos.	$1,770	$5,211	4,846	$4,406	$4,979	International	54%	(4)%	0%
Superior Energy Services, Inc.	$1,449	$2,517	4,800	$2,758	$3,591	International	44%	1%	11%
Trican Well Service Ltd.(4)	$811	$1,030	2,794	$2,898	$2,964	International	44%	2%	(6)%
Trinidad Energy Services Ltd.(4)	$583	$1,624	2,038	$761	$1,323	International	(8)%	(12)%	(11)%
Unit Corp.	$703	$2,228	1,416	$2,226	$2,360	United States	9%	0%	(3)%

Average	$1,119	$2,592	4,339	$2,604	$2,958		34%	(4)%	(5)%

Precision Drilling Corporation	$1,197	$4,192	5,380	$2,646	$3,122	North America	25%	(9)%	(18)%

Notes:

(1)	2009 annual revenue, total assets and employees.

(2)	Market capitalization and enterprise value at December 31, 2010.

(3)	TSR denotes annualized Total Shareholder Return, or change in share price adjusted for dividends.

(4)	These companies were excluded in determining CEO compensation. Please see the “— Compensation of the Chief Executive Officer” section for more information.

In circumstances where equivalent executive positions are not disclosed in the proxy data, we use third party compensation surveys and extract relevant data from other similarly-sized energy sector companies, generally measured in terms of revenue.

Role of Management in Determining Compensation

The CEO participates in the compensation design process by providing recommendations to the Compensation Committee with respect to the other executives and recommends to the Compensation Committee the specific performance targets to be used for the various incentive plans. The Vice President, Corporate Services assists the CEO in developing and presenting management’s recommendations and supporting material to the Compensation Committee regarding the compensation of the executives.

Each year, the CEO completes a formal evaluation of the performance of the NEOs. These evaluations are based on the achievement of specific goals established at the beginning of the year for each NEO as well as an assessment of his performance against a matrix used to evaluate all of our salaried employees. The CEO also evaluates NEO performance relative to the achievement of our annual objectives and assesses the leadership of the NEOs in advancing our long-term strategic objectives. The results of these evaluations are shared with the Compensation Committee.

Base Salary

Base salary provides a fixed amount of cash compensation for performing day-to-day responsibilities and reflects the individual’s experience, potential, performance and market competitiveness against our comparator group.

For 2009, in response to the economic uncertainty and the expected decline in demand for drilling services in the short term, we maintained salaries at their 2008 levels for the CEO and all other senior executives, notwithstanding the fact salaries for most of the NEOs were below our target pay positioning. Mr. Stahl received a salary increase effective December 1, 2009 in recognition of his relocation to the United States and his expanded scope and responsibilities as President, Drilling Operations.

In February 2010, the Compensation Committee, with the assistance of Mercer, reviewed the 2010 compensation for the CEO and the other NEOs.

After consideration of Mercer’s analysis, the Compensation Committee recommended and the Board approved base salary increases for the NEOs. For more details of the compensation of the CEO, see “— Compensation of the Chief Executive Officer”. Effective March 1, 2010, the Compensation Committee approved base salary increases for the other NEOs and reduced their 2010 STIP targets to restructure total NEO compensation to be closer to the median of the comparator group. Please see the “— 2010 NEO STIP Targets” section.

For 2011, upon consultation with Mercer, salary increases of 2 percent were approved for each of our NEOs.

The following table compares the year-end salaries for 2008 through 2010, as well as the new base salary effective March 1, 2011 for each of our NEOs:

	2008 Base		2009 Base			%	2010 Base			%	2011 Base		%
Named Executive Officer	Salary		Salary			Increase	Salary(1)			Increase	Salary(2)		Increase

Kevin A. Neveu	C$	500,000	C $	500,000		0%	C$	625,000		+25%	C$	637,500	+2%
President and CEO
Robert J. McNally		—		—		—	U.S.$	350,000	(4)	—	U.S.$	357,000	+2%
Executive Vice President and Chief Financial Officer
Douglas J. Strong	C$	252,000	C$	252,000		0%	C$	325,000	(5)	+29%	C$	331,500	+2%
President, Completion and Production Services
Gene C. Stahl	C$	277,000	C$	350,000	(3)	+26%	U.S.$	350,000		0%	U.S.$	357,000	+2%
President, Drilling Operations
Darren J. Ruhr	C$	205,000	C$	205,000		0%	C$	255,000		+24%	C$	260,000	+2%
Vice President, Corporate Services

Notes:

(1)	Base salary increases in 2010 were effective March 1, 2010, unless indicated otherwise.

(2)	Base salary increases in 2011 were effective March 1, 2011, unless indicated otherwise.

(3)	Mr. Stahl received a 26% salary increase effective December 1, 2009 in recognition of his relocation to the United States and his expanded scope and responsibilities as President, Drilling Operations.

(4)	Mr. McNally was appointed Executive Vice President and Chief Financial Officer of Precision on July 19, 2010.

(5)	Mr. Strong received a 19% base salary increase on March 1, 2010 while he was Chief Financial Officer and received a further increase of 8% to C$325,000 when he assumed the position of President, Completion and Production Services.

Short Term Incentive Plan (“STIP”)

The STIP is designed to recognize and reward individuals for the annual achievement of performance relative to company-wide financial and operational metrics, as well as their individual performance. Each participant has the opportunity to earn annual cash bonuses that are tied to specified target awards defined as a percentage of their base salary (“STIP Target”). The individual performance component can result in awards ranging from 0% to 50% of STIP Target, while the corporate performance component can range from 0% to 150% of STIP Target, for a total bonus award of up to 200% of STIP Target. The Compensation Committee believes this weighting reinforces our pay-for-performance philosophy by rewarding individual performance while maintaining the emphasis of the program on company-wide performance which promotes our collaborative culture.

The overall STIP bonus pool is capped at 2.5% of EBIT. In the case of the STIP bonus pool funding being insufficient to pay out at target, the individual component is first paid out, and the corporate component reduced. The Compensation Committee may use its discretion to increase or decrease the size of the bonus pool if the Compensation Committee determines that the calculated size of the bonus pool resulted in a significant overpayment or underpayment based on actual performance achieved in the year.

Individual Component

We fully implemented and executed a performance management system in 2010, with all STIP-eligible employees establishing annual performance objectives. These objectives are monitored by managers throughout the year and bonus awards are linked to achievement of the objectives and overall employee performance, with awards for individual performance ranging from 0% to 50% of STIP Target. Managers make recommendations on the awards which are then approved by senior Management. The CEO makes recommendations to the Compensation Committee for each of the other NEO’s awards. The Compensation Committee recommends the CEO’s award and the other NEOs’ awards for final approval by the Board.

Corporate Component

The corporate component is awarded based on our performance relative to company-wide financial and operational metrics and targets which are approved by the Compensation Committee at the beginning of each year. Each metric is weighted and has threshold, plan and stretch objectives. The operational and financial metrics in aggregate will result in awards ranging from 0% to 150% of STIP Target. The operational metrics used are highly descriptive and directly measure our safety, operational and employee retention performance, all of which we consider critical components of our High Performance, High Value competitive strategy. The objectives for each operational metric are established to encourage our NEOs to strive towards achieving high performance results with stretch objectives that are set at a level that requires exceptional performance. These metrics were first introduced in 2009 and we exceeded the plan objectives set for that year. These metrics represent 15% of the CEO’s target cash compensation (base salary plus STIP Target) and 13% of the other NEOs’ target cash compensation. The threshold, plan and stretch objectives for the operational metrics are not disclosed for competitive reasons.

2010 NEO STIP Targets

In 2010, after a review of the compensation for our NEOs, the Compensation Committee realigned the total compensation for each NEO to be closer to the median level of the comparator group. As a result, in conjunction with adjustments to base salaries, the Compensation Committee reduced each NEO’s STIP Target to 75% of base salary from 100%. The CEO’s STIP Target remains at 100% of base salary.

2010 Corporate Performance

The metrics are as outlined in the table below:

					Range (%
	Threshold	Plan	Stretch	2010 Actual	of STIP	Uncapped
Metric	Objective	Objective	Objective	Performance	Target)	Payout

Return on Capital Employed	8%	14%	26%			0%
EBIT	C$137 million	C$172 million	C$240 million	C$253 million	0% -45%	45%
Safety Performance Mechanical Downtime
	Operational metrics are not disclosed as they are critical components of our competitive strategy which we market as part of our High Performance, High Value service offering to new and existing customers. Transparency of these metrics would provide our competitors with direct access to our competitive advantage.				0% - 20% 0% - 20% 0% - 20%	33%
Employee Retention					0% - 150%	78%

Following the 2010 year-end, the Compensation Committee reviewed our achievements against the metrics and confirmed that the corporate component uncapped payout was 78% of STIP Target. Consistent with the plan design, the Compensation Committee calculated the STIP bonus pool by applying the 2.5% EBIT cap, resulting in a reduction to the corporate component payout from 78% down to 15% after providing for funding of the individual component. The Compensation Committee determined that this level of funding was inappropriate given our strong performance against the metrics and achievement of strategic objectives and used its discretion to increase the STIP bonus pool to 3.1% of EBIT or approximately $1.6 million, resulting in a corporate component payout of 27% of STIP Target.

Each participant’s award consisted of 27% of STIP Target for the corporate component and 0% to 50% of STIP Target for the individual component based on individual performance.

2010 STIP Awards

The following table shows the actual 2010 and 2009 STIP awards for each NEO:

				Individual
				Component
	2010 Base			based on
	Salary		Corporate	Performance
	Earned(2) in	STIP	Component	Assessment in	2010 Actual STIP Award ($)(3)
	Local	Target	(27%) in Local	Local	In Local		Converted to		2009 Actual STIP
Named Executive Officer	Currency(1)	(%)	Currency(1)	Currency(1)	Currency(1)		Cdn$		In Cdn$		% Change

Kevin A. Neveu	603,366	100%	162,908+	188,552=	351,460		351,460		500,000		(30)%
President and CEO
Robert J. McNally	161,538	75%	32,711+	45,433=	78,144	(4)	76,323	(5)	—		N/A
Executive Vice President and Chief Financial Officer
Douglas J. Strong	303,904	75%	61,541+	148,745=	210,286		210,286		252,000		(17)%
President, Completion and Production Services
Gene C. Stahl	352,244	75%	71,329+	82,557=	153,886		158,487	(6)	194,140	(7)	(18)%
President, Drilling Operations
Darren J. Ruhr	246,346	75%	49,885+	69,285=	119,170		119,170		135,000		(12)%
Vice President, Corporate Services

Notes:

(1)	The amounts shown are kept in the currency in which each NEO is paid. Amounts for Messrs. McNally and Stahl are in U.S. dollars and amounts for all other NEOs are in Canadian dollars.

(2)	STIP awards are calculated based on base salary earned and reflect base salary changes during the year.

(3)	2009 and 2010 STIP Awards were determined based on actual base salary earned in the respective calendar years and were paid on March 9, 2010 and March 8, 2011, respectively.

(4)	Mr. McNally joined us on July 19, 2010 and was provided with a one-time signing bonus of U.S.$150,000 which was paid in addition to, and concurrently with, his 2010 STIP award.

(5)	This amount was converted using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767.

(6)	This amount was converted using the 2010 average exchange rate of 1.0299.

(7)	Mr. Stahl received a 2009 STIP award of U.S.$170,000. This amount was converted to Canadian dollars using the 2009 average exchange rate of 1.1420.

For the 2011 plan, the Compensation Committee, in consultation with Mercer, removed the 2.5% EBIT cap to ensure awards are aligned with performance achieved against the company-wide financial and operational metrics. Mercer’s analysis indicated that our inclusion of a bonus pool cap was not consistent with our pay-for-performance philosophy. Each participant’s maximum bonus opportunity will remain capped at 200% of their STIP Target.

Long-Term Incentive Plans

Restricted Share Units (“RSUs”)

RSUs are notional share-based awards to recognize, retain and motivate key employees to create shareholder value with payouts that are directly tied to our absolute share value. A plan participant is awarded a fixed number of RSUs that vest equally over three years. On each vesting date we redeem the vested RSUs for cash. The RSU plan is non-dilutive and unvested RSUs are forfeited upon resignation.

Performance Share Units (“PSUs”)

PSUs are notional share-based awards that are designed to recognize, retain, motivate and reward key employees to create Shareholder value relative to industry peers over a three-year period. A plan participant is awarded a fixed number of PSUs that cliff vest at the end of a three-year period. The PSUs are settled in cash, based on the absolute value of Precision shares multiplied by a payout multiplier. The payout multiplier is determined based on the relative performance of total return to our shareholders (commonly referred to as Total Shareholder Return or “TSR”) compared to the PSU performance comparator group.

Prior to the grant, the Compensation Committee, with the assistance of Mercer, determines the companies against which our TSR performance will be measured over the three-year performance period. The Compensation Committee recognizes that the PSU Performance Comparator Group may differ from the Compensation Comparator Group, as the group used for competitive executive compensation considerations and may differ from the companies with which we compete for investors. The Compensation Committee reviews the appropriateness of the comparator groups annually.

At the end of the three-year performance period, the Compensation Committee reviews our relative TSR and sets the multiplier in accordance with the following:

Ranking	Payout Multiplier

75% or higher ranking among peer group	2.0 times payout
50% (median) ranking among peer group	1.0 times payout
35% ranking among peer group	0.4 times payout
Below 35% ranking among peer group	0 payout

TSR will be adjusted to reflect any distributions or dividends paid and the multiplier will be interpolated for performance in between the ranges in the table and are independently calculated by Mercer and approved by the Compensation Committee. For the 2009 and 2010 PSU grants, the Compensation Committee has the discretion to reduce the plan payout by half if our average return on capital did not exceed 10%.

The Compensation Committee reviews our TSR ranking and average return on capital and recommends the payout multiplier to the Board for final approval. The final payout is based on:

PSU Payout Calculation

Number of PSUs granted to participant	times
Payout Multiplier	times
5-Day Weighted Average Price of Precision shares*	equals
Payout Amount

*	Weighted average price of one Precision share for the five trading days prior to the date of vesting.

2009 PSU Performance Comparator Group

The following table lists the PSU Performance Comparator Group for the 2009 PSU Plan:

	2009 PSU Performance	Comparator Group

Atwood Oceanics, Inc.	Nabors Industries Ltd.	Pioneer Drilling Co.	Transocean Ltd.
Diamond Offshore Drilling Inc.	Noble Corp.	Pride International Inc.	Trinidad Energy Services Ltd.
Ensco International Inc.	Parker Drilling Co.	Rowan Cos.	Unit Corp.
Ensign Energy Services Inc.	Patterson-UTI Energy Inc.	Savanna Energy Services Corp.	Union Drilling Inc.

To coincide with the grant of Options, the Compensation Committee, upon consultation with Mercer, set the performance period for the 2009 PSU grant from May 6, 2009 to December 31, 2011 (less than three years) as the performance period for determination of relative TSR performance. Beginning in 2010, the PSU performance periods were tied to calendar years.

The following graph shows our TSR performance relative to the 2009 PSU Performance Comparator Group for the period from May 6, 2009 to December 31, 2010:

Our TSR for the 20-month period is 95%, which puts us at the 99th percentile of the comparator group and would result in a two times performance multiplier before taking into account the average return on capital threshold.

2010 PSU Performance Comparator Group

In 2010, the Compensation Committee reviewed the PSU Performance Comparator Group. As part of its review, the Compensation Committee considered analysis provided by Mercer which indicated that the correlation of TSR between us and onshore companies was higher than offshore companies. For the 2010 PSU Plan, the Compensation Committee determined that it was appropriate to remove offshore drilling companies and add companies from the broader oilfield services sector due to the limited number of onshore drilling companies. The new comparator group increases the alignment with the compensation comparator group and reflects our non-drilling businesses.

The following table lists the PSU Performance Comparator Group for the 2010 PSU Plan:

2010 PSU Performance Comparator Group

Basic Energy Services	Nabors Industries	Superior Energy Services
Complete Production Services	Parker Drilling	Trican Oilwell Services
Ensign Energy Services	Patterson-UTI Energy	Trinidad Energy Services
Helmerich & Payne	Pioneer Drilling	Union Drilling
Key Energy Services	Savanna Energy Services	Unit Corp

Grants under the 2010 PSU Plan were made on February 11, 2010 during our normal annual LTIP grant cycle. The performance period is from January 1, 2010 to December 31, 2012.

The following graph shows our TSR performance relative to the 2010 PSU Performance Comparator Group for the period from January 1, 2010 to December 31, 2010:

Our TSR for the 12-month period is 33%, which puts it at the 62nd percentile of the comparator group and would result in a 1.48 times performance multiplier before taking into account the average return on capital threshold.

2011 PSU Plan (“PSU Plan”)

In early 2011, the Compensation Committee, with the assistance of Mercer, reviewed the PSU Performance Comparator Group and determined that the comparator group used in 2010 should remain unchanged for the 2011 PSU grants. The Compensation Committee also reviewed the design of the PSU Plan and determined that, for the 2011 PSU grant, it was appropriate to remove the discretionary threshold on average return on capital which may reduce the payout to the participant by half if the threshold is not attained. The Compensation Committee noted that our STIP already included a metric on return on capital and Mercer advised that it was uncommon to have this type of reducing factor on a PSU Plan that is designed to measure relative TSR performance.

Stock Options

Options are designed to retain, motivate and reward key employees with an incentive to enhance shareholder value by providing a form of compensation that is tied directly to increases in the market value of Precision shares. Options have a seven year term and vest 1/3 each year commencing on the first anniversary date of the grant. The LTIP value for each plan participant is calculated using the industry standard Black-Scholes options pricing model in accordance with Mercer’s recommendations.

The option plan was approved by shareholders on May 6, 2009. The aggregate number of Options reserved for issuance is 11,103,253, including provision for issuance of up to 800,000 DSUs (as defined below) to our independent directors. The maximum number of Options that can be issued in any one year may not exceed 1% of the issued and outstanding Precision shares. The maximum aggregate number of Precision shares reserved for issuance that may be issued is 2% to any one individual, and 10% to all insiders, of the issued and outstanding Precision shares. Please see the “— Employee Stock Option Plan Administration Details” section for more information.

Options that were previously granted to employees are not taken into consideration when new grants are determined.

The following table provides information on the number of Options granted each year since the Option Plan was first implemented:

	2010		2009
		% of Shares		% of Shares
	# of Options	Outstanding	# of Options	Outstanding

Measure of Dilution
Annual Grant(1)	2,118,755	0.77	1,929,200	0.70
Options Outstanding(2)	3,723,123	1.35	1,787,700	0.65
Options Available for Grant(3)	6,556,798	2.38	8,515,553	3.09
Overhang(4)	10,279,921	3.73	10,303,253	3.74

Notes:

(1)	Annual Grant represents the total number of options granted under the Option Plan during each respective year.

(2)	Options Outstanding represents the total number of options outstanding (including the annual grant) under the Option Plan at the end of each year.

(3)	Options Available for Grant represents the number of options remaining in the reserve approved by shareholders and available for grant under the Option Plan at the end of each year.

(4)	Overhang represents the number of Options outstanding plus the number of Options remaining in reserve approved by shareholders and available for future grants.

None of our NEOs has exercised any of the Options granted to them under the Option Plan.

LTIP Awards

For 2009 and 2010, the mix of the LTIP vehicles granted to our NEOs was generally the same as those provided to other key employees to promote the collaborative orientation of our culture. For 2011, LTIP grants to the CEO, CFO, President, Drilling Operations and President, Completion and Production Services were approximately 50% Options and 50% PSUs in terms of value, with no RSUs awarded to these NEOs.

The following table outlines the LTIP awards granted to our NEOs, including the grants made for the 2011 plan year:

		Grant	RSU Awards		PSU Awards		Option Awards		Total
Named Executive Officer	Grant Date	Price (C$)	(Units /C$)(1)		(Units /C$)(1)		(Units /C$)(2)		(C$)

Kevin A. Neveu	Feb. 9, 2011	10.44	0 /0		90,300 /942,732		197,500 /942,288		1,885,020
President and CEO	Feb. 11, 2010	8.59	49,100 /421,769		75,900 /651,981		217,000 /844,406		1,918,156
	May 6, 2009	5.85	74,600 /436,410		74,600 /436,410		164,600 /436,198		1,309,018
Robert J. McNally	Feb. 9, 2011	10.55	0 /0		33,100 /347,354	(4)	72,300 /337,631	(4)	684,986	(4)
Executive Vice President	Jul. 19, 2010	7.12	200,000 /1,503,602	(3)	115,000 /864,571	(3)	160,000 /544,905	(3)	2,913,078	(3)
and Chief Financial Officer
Douglas J. Strong	Feb. 9, 2011	10.44	0 /0		33,100 /345,564		72,300 /344,949		690,513
President, Completion and	Feb. 11, 2010	8.59	18,000 /154,620		28,000 /240,520		70,000 /272,389		667,529
Production Services	May 6, 2009	5.85	33,000 /193,050		33,000 /193,050		65,000 /172,253		558,353
Gene C. Stahl	Feb. 9, 2011	10.55	0 /0		33,100 /347,354	(4)	72,300 /337,631	(4)	684,986	(4)
President, Drilling Operations	Feb. 11, 2010	8.06	18,000 /152,668	(4)	28,000 /237,483	(4)	70,000 /268,950	(4)	659,100	(4)
	May 6, 2009	5.85	33,000 /193,050		33,000 /193,050		65,000 /172,253		558,353
Darren J. Ruhr	Feb. 9, 2011	10.44	9,500 /99,180		9,500 /99,180		41,300 /197,046		395,406
Vice President, Corporate	Feb. 11, 2010	8.59	10,000 /85,900		15,500 /133,145		50,000 /194,564		413,609
Services	May 6, 2009	5.85	22,000 /128,700		22,000 /128,700		50,000 /132,503		389,903

Notes:

(1)	RSUs and PSUs were valued on the date of grant using the five day weighted average trading price of Precision shares on the Toronto Stock Exchange (the “TSX”) and NYSE, for Canadian and U.S. units, respectively.

(2)	Options were valued on the date of grant using the Black-Scholes option pricing model. See the Summary Compensation Table for details of the assumptions used in determining the Option values.

(3)	Mr. McNally joined us on July 19, 2010 and was granted 200,000 RSUs, 115,000 PSUs and 160,000 Options as part of his offer which was intended to compensate him for deferred compensation he relinquished with his former employer. These amounts have been converted to Canadian dollars using the July 19, 2010 exchange rate of 1.0559.

(4)	These amounts were converted to Canadian dollars using the exchange rate on the date of grant, as follows: February 9, 2011 = 0.9947 and February 11, 2010 = 1.0523.

Benefits

Executives participate in the same benefit program provided to our salaried employees. We believe benefits are an integral part of total compensation and are important for attracting and retaining employees, including NEOs. Our employee benefits are competitive, in terms of coverage and employee cost sharing, and are similar to those offered by the companies in our compensation peer group. The program consists of basic, optional and dependent life insurance; basic, optional, accidental death and dismemberment insurance; extended health and dental care; short and long-term disability insurance; and an employee assistance plan. NEOs are provided supplementary accidental death and dismemberment insurance benefits as well.

Retirement Plans

NEOs participate in the same retirement program provided to our salaried employees. Our retirement plans assist eligible employees in accumulating capital toward their retirement and are competitive to those offered by the companies in our compensation comparator group. In Canada, our retirement plan consists of two voluntary components: a Defined Contribution Pension Plan (“DCPP”) and a Group Registered Retirement Savings Plan (“GRRSP”). Our United States retirement plan consists of a 401(k) plan. As a 401(k) plan is not considered a pension plan under Canadian proxy disclosure rules, the amounts are reported under “— All Other Compensation” in the Summary Compensation Table for the applicable NEOs.

Perquisites

We provide a limited amount of perquisites to our NEOs as part of a competitive total compensation package that allows them to focus on their daily responsibilities and the achievement of our business objectives. Eligibility reflects competitive practices and includes perquisites common in the drilling and oilfield services industry.

In 2010, each of the NEOs was provided with a company vehicle, including operating costs. Mr. McNally and Mr. Stahl, who are working as expatriates, are provided with tax preparation services. Other perquisites offered vary by position, and may include health and business club memberships and/or comprehensive executive medical programs.

Any perquisites that are deemed to be taxable to the NEOs are not grossed up to compensate for taxes otherwise payable.

For information on the perquisites provided to the CEO, please see the “— Compensation of the Chief Executive Officer” section.

Legacy Long-Term Incentive Plan (“Legacy LTIP”)

In 2009, we discontinued the Legacy LTIP plan which was implemented in 2006. Grants were provided under the plan from 2006 to 2008. No awards were granted after 2008.

The Legacy LTIP had two components:

•	a Retention Award, being a cash award for 2006 and 2007, and a unit-based award for 2008 that vests after three years; and

•	a Performance Award, being a cash award that is contingent on performance and vests after three years.

Awards were granted on an annual basis in the first quarter of 2006, 2007 and 2008:

•	for the 2006 award, 25% of the Legacy LTIP was denominated as a Retention Award that provided a fixed dollar amount to award recipients in March 2009 and 75% of the Legacy LTIP was denominated as a Performance Award that provided a target dollar amount contingent upon achieving actual distributions per Precision shares over a three-year term.

•	for the 2007 award, 25% of the Legacy LTIP was denominated as a Retention Award that provided a fixed dollar amount to award recipients in March 2010 and 75% of the Legacy LTIP was denominated as a Performance Award that provided a target dollar amount contingent upon achieving distributable cash per Precision share over a three-year term.

•	for the 2008 award, 25% of the Legacy LTIP was denominated as a Retention Award that was converted into notional Precision shares on the date of grant which vest in March 2011 and 75% of the Legacy LTIP was denominated as a Performance Award that will provide a target dollar amount contingent upon achieving distributable cash per Precision share over a three year-term.

For both Retention Awards and Performance Awards, eligible participants receive a cash payment at the end of the three-year period. We set aggressive thresholds and targets for the 2006, 2007 and 2008 Performance Awards and as Precision did not meet the threshold criteria, we did not provide any cash payments to plan participants under these plan years.

Since the awards were intended to represent long-term incentive compensation over three years, the initial grants were three times the size of a normal annual grant for first-time participants in the Legacy LTIP.

The following table outlines the value of the Retention Awards and Performance Awards, assuming target performance, granted to each NEO:

		Retention	Performance Awards
Named Executive Officer		Awards	at Target		Total
		(C$)	(C$)		(C$)

Kevin A. Neveu	2008	1,200,000(1)	3,600,000(2)		4,800,000
President and CEO
Robert J. McNally		—	—		—
Executive Vice President and
Chief Financial Officer(6)
Douglas J. Strong	2008	200,000(1)	600,000(2)		800,000
President, Completion and	2007	200,000(3)	600,000(3	)(4)	800,000
Production Services	2006	600,000(3)	1,800,000(3	)(5)	2,400,000
Gene C. Stahl	2008	250,000(1)	750,000(2)		1,000,000
President, Drilling Operations	2007	250,000(3)	750,000(3	)(4)	1,000,000
	2006	750,000(3)	2,250,000(3	)(5)	3,000,000
Darren J. Ruhr	2008	200,000(1)	600,000(2)		800,000
Vice President, Corporate Services	2007	166,750(3)	500,250(3	)(4)	667,000
	2006	352,500(3)	1,057,500(3	)(5)	1,410,000

Notes:

(1)	For 2008, the Retention Awards were tied to share price and therefore considered share-based awards. The Performance Awards were not tied to share price, and therefore were considered long-term non-equity incentive plan compensation.

(2)	For 2008, the target dollar amount was contingent upon achieving distributable cash per share over a three-year term equal to C$10.78, which represents a 12% compounded distributable cash growth rate. Lesser amounts could be earned if distributable cash per share falls short of the target of C$10.78 but exceeds the threshold of C$7.47.

(3)	For 2006 and 2007, neither the Retention Awards nor the Performance Awards were tied to our share price and therefore were considered long-term non-equity incentive plan compensation. The payouts of the 2006 and 2007 Retention Awards are disclosed in the Summary Compensation Table.

(4)	For 2007, the target dollar amount was contingent upon achieving distributable cash per share over a three-year term equal to C$12.47, which represents a 12% compounded distributable cash growth rate. Lesser amounts could be earned if distributable cash per share falls short of the target of C$12.47 but exceeds the threshold of C$10.52.

(5)	For 2006, the target dollar amount was contingent upon achieving actual distributions per share over a three-year term equal to C$10.24, which represents a 12% compounded distribution growth rate. Lesser amounts could be earned if actual distributions per share fall short of the target of C$10.24 but exceeds the threshold of $8.64.

(6)	Mr. McNally joined us on July 19, 2010 and did not receive any grants under the Legacy LTIP.

Performance Savings Plan (“PSP”)

The PSP was discontinued after the 2008 awards. The PSP was an annual bonus plan designed to complement the Legacy LTIP by rewarding participants for superior financial and operational performance. The PSP bonus pool was funded based on achievement of pre-determined performance metrics. PSP award participants could elect to receive all or a portion of the award in the form of notional deferred units, which could be held for up to three years. Any remaining notional deferred units awarded under the PSP plan will be settled on December 31, 2011.

Compensation of the Chief Executive Officer

The Compensation Committee, in consultation with Mercer, recommends the compensation for the CEO to the Board for approval. The Compensation Committee takes into account the effectiveness of the CEO’s leadership, execution of our short and long-term business plans, evaluation of his performance against the CEO position description and performance against his personal objectives that were agreed to at the beginning of each year. Further, the Compensation Committee considers the competitive positioning of the compensation for the CEO against the comparator group.

Mr. Neveu’s annual cash compensation consists of base salary and a performance-based annual cash incentive through our STIP, the same plan provided to our salaried employees. Mr. Neveu’s STIP target is 100% of his base salary. Individual performance can result in awards ranging from 0% to 50% of his STIP target, while corporate performance can range from 0% to 150% of his STIP target, for a maximum total bonus award of up to 200% of target.

Mr. Neveu participates in the same long-term incentive plans available to our salaried employees. Since 2009, the long-term incentives are entirely share-based, aligning Mr. Neveu’s interests with our shareholders. These incentives consist of retention and performance notional share-based awards in the form of RSUs and PSUs, and Options which only have value if our share price exceeds the price at the time of grant.

The following table provides historical information on Mr. Neveu’s base salary and his targeted total cash and long-term incentive compensation compared to actual compensation he received:

	2007(1)			2008			2009		2010

Base Salary at Year End	C$	500,000		C$	500,000		C$	500,000	C$	625,000
Total Cash Compensation
The following provides a historical comparison of Mr. Neveu’s total cash compensation received relative to the target total cash compensation.
Base Salary Earned for the Year				C$	500,000		C$	500,000	C$	603,366
Short-Term Incentive Target Amount(2)				C$	500,000		C$	500,000	C$	603,366

Total Cash Target				C$	1,000,000		C$	1,000,000	C$	1,206,732
Base Salary Earned		190,384		C$	500,000		C$	500,000	C$	603,366
Short-Term Incentive Paid		590,520	(7)	C$	0	(3)	C$	500,000	C$	351,460

Total Cash Received		780,904		C$	500,000		C$	1,000,000	C$	954,826
% Difference in Total Cash Target versus
Total Cash Received					(50)%			0%		(21)%

Long-Term Incentive Compensation

The following provides a historical look at the long-term incentives granted to Mr. Neveu compared to the actual payments received, and where applicable, the estimated unpaid balance (or gain in the case of Options). We also show a comparison against our TSR performance for the relevant periods spanning each grant.

	Deferred		Retention Units and
	Signing		Performance-			RSUs, PSUs and		RSUs, PSUs and
	Bonus Units		Based Cash			Options		Options

LTIP Vehicles Granted
LTIP Grant Value	C$	4,000,076	C$	4,800,000	(4)	C$	1,309,018	C$	1,918,156
Paid in 2008	C$	1,425,811		—			—		—
Paid in 2009	C$	423,672		—			—		—
Paid in 2010	C$	454,841		—		C$	189,479		—
Paid in 2011			C$	680,779		C$	243,965	C$	160,570
Estimated Unpaid Balance /Gain		— (5)		—	(5)	C$	1,572,143 (6)	C$	1,262,056 (6)

Total Paid plus Unpaid	C$	2,304,324	C$	680,779		C$	2,005,587	C$	1,422,626
% Difference in LTIP Grant Value versus
Total Paid plus Unpaid		(42)%		(86)%			+53%		(26)%
Comparison Against Precision’s Total Shareholder Return (“TSR”)(8)
Measurement Period for Grant		Sep 1, 2007 to Aug 31, 2010		Jan 1, 2008 to Dec 31, 2010			May 6, 2009 to Dec 31, 2010		Jan 1, 2010 to Dec 31, 2010
Precision TSR		(62)%		(30)%			+47%		+25%

Notes:

(1)	Mr. Neveu was appointed Chief Executive Officer effective August 14, 2007. Mr. Neveu was provided with an unconditional bonus of U.S.$600,000 (converted to C$590,520) for 2007 and Deferred Signing Bonus Units which were intended to compensate Mr. Neveu for deferred stock awards he relinquished with his former employer. Details of the compensation received by Mr. Neveu in 2007 are provided on the following pages.

(2)	Mr. Neveu’s STIP target is 100% of base salary earned during the calendar year.

(3)	Mr. Neveu declined to accept his earned 2008 annual incentive awards in light of the significant decline in Precision’s share price and the need to conserve cash to repay debt.

(4)	The amount shown represents the grant date fair value of the Retention Award plus the Performance Award granted under the 2008 Legacy LTIP.

(5)	All payments have been made under the 2007 and 2008 grants.

(6)	These are the value of remaining RSUs, PSUs (assuming 1 times performance multiplier) and in-the-money value of Options calculated using the December 31, 2010 closing price of C$9.60. These are a point-in-time estimation and can vary significantly depending on the movement of our share price.

(7)	Mr. Neveu’s employment agreement provided for an unconditional 2007 bonus payment of U.S.$600,000 upon approval of the 2007 audited financial statements of Precision. The amount shown was paid in Canadian dollars using the U.S. dollar exchange rate in effect at the payment date.

(8)	Total Shareholder Return of shares traded on the Toronto Stock Exchange.

Share Ownership

The following table shows Mr. Neveu’s actual ownership of Precision shares and outstanding share-based awards as at December 31, 2010. The estimated values were calculated based on C$9.60, the closing price of Precision shares on the TSX on December 31, 2010.

	# Shares/	Estimated
Named Executive Officer	Units	Value	Notes

Actual Share Ownership	193,156	1,854,298	Meets share ownership requirement.(1)
Outstanding Share-based Awards
Restricted Share Units	57,602	552,979
Performance Share Units	150,500	1,444,800	Assuming 1 times performance multiplier.
Options	381,600	836,420	In-the-money value.
Deferred Share Units (2008 Legacy LTIP)	69,577	667,939	These were paid out on March 8, 2011.

Total Outstanding Share-based Awards	659,279	3,502,138

Total	852,435	5,356,436

Note:

(1)	Mr. Neveu is expected to own Precision shares with a value equal to at least three times his annual base salary. We only consider actual Precision shares held and therefore do not include RSUs, PSUs, DSUs or Options. We use the higher of the actual purchase cost, or the current market value of Precision shares to determine the executive’s ownership position.

2007 Compensation

Mr. Neveu was appointed CEO on August 14, 2007 with a base salary of C$500,000 and a STIP target of 100%. He was also provided with a one-time housing and relocation allowance of C$700,133, an unconditional cash bonus of U.S.$600,000 and 178,336 Deferred Signing Bonus Units valued at C$4,000,076, which was intended to compensate for deferred stock awards he relinquished with his former employer.

If Mr. Neveu resigns or retires before August 2012 he will be required to repay approximately C$119,000 of the housing allowance he received in 2007.

2008 Compensation

Mr. Neveu’s base salary remained at C$500,000. In light of the significant decline in the price of Precision shares and the need to conserve cash to repay debt, Mr. Neveu declined to accept his earned 2008 APIP and PSP awards (legacy plans) totaling approximately C$571,000.

Mr. Neveu received a Legacy LTIP grant with a target amount of C$4,800,000 which cliff vests after three years. This grant had two components: a unit-based Retention Award valued at $1,200,000 and a cash-based Performance Award with a target of C$3,600,000. As Precision did not meet the threshold performance, we did not pay the Performance Award and only the Retention Award was paid on March 8, 2011.

2009 Compensation

Mr. Neveu’s base salary remained at C$500,000, as he requested to waive his salary review due to adverse business conditions.

At the end of 2009 the Compensation Committee evaluated Mr. Neveu’s performance and determined that he had achieved exceptional performance against his 2009 objectives. Based on this evaluation, the Compensation Committee set his individual component at 50% of his STIP target. In addition, the Compensation Committee recognized that under Mr. Neveu’s leadership, we were able to substantially reduce our long-term debt and significantly lower interest expense in the face of very challenging conditions in the equity and debt capital markets. He implemented several internal measures to reduce expenses and increase cash to further reduce debt, which included disposal of non-productive assets, freezing salaries, reducing personnel, consolidating facilities and curtailing capital expenditures. The Compensation Committee also took into consideration a number of achievements, including the successful integration of Grey Wolf and market penetration with customers in key North American shale drilling markets. Based on the overall assessment of Mr. Neveu’s performance in 2009, the Compensation Committee recommended, and the Board approved, a 2009 STIP award of C$335,000 plus an additional discretionary amount of C$165,000 resulting in a total 2009 STIP award of C$500,000, being 100% of his annual base salary.

Mr. Neveu was awarded 74,600 RSUs, 74,600 PSUs and 164,600 Options with a total grant value of C$1,309,018, or 262% of his 2009 base salary.

Approximately 78% of Mr. Neveu’s total direct compensation, at target, for 2009 was considered at-risk.

2010 Compensation

The Compensation Committee, with the assistance of Mercer, reviewed the 2010 compensation for the CEO. Since the scope and size of our operations were larger than those of the Canadian comparator group and because of the significant expansion of our United States operations following the acquisition of Grey Wolf, the Compensation Committee determined that it was appropriate to place greater weight on the U.S. comparator group in determining compensation for the CEO.

After consideration of Mercer’s analysis, Mr. Neveu’s demonstrated performance and our pay philosophy of targeting base salaries at or slightly below median, the Compensation Committee recommended and the Board approved an increase of 25% to bring Mr. Neveu’s base salary to C$625,000 effective March 1, 2010. His base salary remained below the 25th percentile of our U.S. comparators.

At the end of 2010, the Compensation Committee evaluated Mr. Neveu’s performance and determined that overall he had demonstrated exceptional performance and leadership in 2010, delivering financial and operating results that were better than anticipated at the beginning of the year and seizing market opportunities that further strengthen the vision to be recognized as the High Performance, High Value provider of services for global energy exploration and development. Based on this evaluation, the Compensation Committee recommended an individual component award of C$188,552, or 1.25 times his individual target. Based on achievements against the STIP metrics, the corporate component payout for Mr. Neveu would have been C$470,625. Due to our STIP bonus pool cap, this amount was reduced to C$162,908. Consequently, the Board approved a STIP award to Mr. Neveu of C$351,460.

Mr. Neveu was awarded 49,100 RSUs, 75,900 PSUs and 217,000 Options with a total grant value of C$1,918,156, or 307% of his 2010 base salary. This positions Mr. Neveu’s total direct compensation for 2010 at slightly above the 25th percentile of the U.S. comparators as identified in Mercer’s study.

Approximately 80% of Mr. Neveu’s total direct compensation, at target, for 2010 was considered at-risk.

Relative to the U.S. comparators, Mr. Neveu’s 2010 base salary and total cash compensation was below the 25th percentile and his total direct compensation was slightly above the 25th percentile.

2011 Compensation

Effective March 1, 2011, Mr. Neveu’s base salary was increased to C$637,500, an increase of 2% consistent with the other NEOs, with his STIP at target remaining at 100% of base salary. He was also awarded 90,300 PSUs and 197,500 Options having a grant value of C$1,885,020 or 296% of his 2011 base salary. Accordingly, approximately 80% of Mr. Neveu’s total direct compensation for 2011 is considered at-risk.

Relative to the U.S. comparators, Mr. Neveu’s 2011 base salary and total cash compensation is slightly above the 25th percentile and his total direct compensation is slightly below the median.

Perquisites

The CEO is provided with a company vehicle, including operating costs, membership to a business club for business purposes, membership in a comprehensive executive medical program, and income tax preparation services. The CEO does not have any company paid memberships with golf or health clubs. Any perquisites that are deemed to be taxable to the CEO by local tax authorities are not grossed up.

Employment Agreements

Employment agreements provide for benefits in the event of termination for any reason, other than for cause, including constructive dismissal. The terms of the agreements are based on competitive practices and are designed to enable us to attract and retain executive talent. The agreements protect shareholder interests through non-solicitation and confidentiality provisions. The agreements outline the terms and conditions applicable in the event of an NEO’s separation from us due to resignation, retirement, death, disability, termination with and without cause, and upon the occurrence of constructive dismissal.

The agreements for all NEOs have an indefinite term. Upon termination, participation in and entitlements under the STIP and LTIP will be governed by the terms and conditions of such plans, as applicable. The amounts otherwise payable are not increased as a result of a change of control. In addition, a change of control in itself does not trigger any payments or immediate vesting under our long-term incentive plans (commonly referred to as the “double trigger”). Upon resignation or retirement, the NEO would receive no further payments of base salary, STIP or LTIP.

The Neveu agreement provides, in the event of termination without cause including constructive dismissal, for a lump sum payment equal to twenty-four months of the base salary as at the termination date, plus an amount equal to two times the STIP target. If Mr. Neveu resigns, retires or is terminated for cause before August 14, 2012, he would be required to repay a pro-rated portion of the one-time housing and relocation allowance equal to the amount calculated by multiplying six thousand two hundred and seventy dollars and thirty-eight cents (C$6,270.38) by the number of calendar months between the termination date and August 14, 2012.

In 2011, the Compensation Committee reviewed and amended the NEOs’ employment agreements, other than the CEO’s, to clarify the terms and consequences of constructive dismissal. The prior agreements could have resulted in unintended consequences in the event of constructive dismissal not in conjunction with a change of control, as the provision could have been at odds with common law. The agreements were amended only to avoid such an unintended consequence, should it arise.

The McNally, Stahl, Strong and Ruhr agreements provide, in the event of termination without cause, for a lump sum payment equal to eighteen months of the base salary as at the termination date, plus an amount equal to one and one-half times the STIP target.

The McNally agreement requires Mr. McNally to be based in our Calgary, Alberta office for the first 24 months which may be extended up to an additional 36 months, after which he will be repatriated to the United States in the same role to be based in our Houston, Texas office. During his term in Calgary, Mr. McNally will be provided with a C$15,000 annual family travel allowance and a C$4,000 monthly housing allowance (both grossed up for taxes), which will be discontinued if he purchases a home in Calgary. The agreement provided for a one-time C$150,000 signing bonus and a one-time sign-on grant of 200,000 RSUs, 115,000 PSUs and 160,000 Options which were intended to compensate Mr. McNally for deferred compensation he relinquished with his former employer. In the event of involuntary termination without cause or a voluntary termination that constitutes a constructive dismissal then any unvested portion of this grant will become vested effective as of the termination date.

Termination and Change of Control Benefits

The following table summarizes the estimated incremental termination benefits for each of the NEOs under each termination scenario as at December 31, 2010:

			Type of Triggering
			Event
			Termination	Constructive
			Without	Dismissal
			Cause/	following a
			Constructive	Change of	Change of
Named Executive Officer	Resignation	Retirement	Dismissal	Control	Control
	(C$)	(C$)	(C$)	(C$)	(C$)

Kevin A. Neveu — President and CEO
Severance Payment
2 times base salary	0	0	1,250,000	1,250,000	0
2 times STIP Target	0	0	1,250,000	1,250,000	0
Restricted Share Units(3)	0	0	0	290,090	0
Performance Share Units(3)	0	0	0	720,320	0
Options(2)	0	0	0	630,673	0
Repayment of Relocation
Allowance(4)	(119,137)	(119,137)	0	0	0
Total Payment	(119,137)	(119,137)	2,500,000	4,141,082	0
Robert J. McNally — Executive Vice
President and Chief Financial Officer(1)
Severance Payment
1.5 times base salary	0	0	522,165	522,165	0
1.5 times STIP Target	0	0	391,624	391,624	0
Restricted Share Units(3)(5)	0	0	1,927,535	1,927,535	0
Performance Share Units(3)(5)	0	0	1,108,333	1,108,333	0
Options(2)(5)	0	0	408,980	408,980	0
Total Payment	0	0	4,358,637	4,358,637	0
Douglas J. Strong — President, Completion and Production Services
Severance Payment
1.5 times base salary	0	0	487,500	487,500	0
1.5 times STIP Target	0	0	365,625	365,625	0
Restricted Share Units(3)	0	0	0	118,400	0
Performance Share Units(3)	0	0	0	300,800	0
Options(2)	0	0	0	233,203	0
Total Payment	0	0	853,125	1,505,528	0
Gene C. Stahl — President, Drilling Operations(1)
Severance Payment
1.5 times base salary	0	0	522,165	522,165	0
1.5 times STIP Target	0	0	391,624	391,624	0
Restricted Share Units(3)	0	0	0	118,588	0
Performance Share Units(3)	0	0	0	301,152	0
Options(2)	0	0	0	275,986	0
Total Payment	0	0	913,789	1,609,515	0
Darren J. Ruhr — Vice President, Corporate Services
Severance Payment
1.5 times base salary	0	0	382,500	382,500	0
1.5 times STIP Target	0	0	286,875	286,875	0
Restricted Share Units(3)	0	0	0	73,605	0
Performance Share Units(3)	0	0	0	190,400	0
Options(2)	0	0	0	175,503	0
Total Payment	0	0	669,375	1,108,882	0

Notes:

(1)	The amounts for Messrs. McNally and Stahl were converted to Canadian dollars using the December 31, 2010 exchange rate of 0.9946.

(2)	The value of Options was calculated based on the difference between the exercise prices and the December 31, 2010 closing prices of C$9.60 for Canadian Options and C$9.69 for U.S. Options, multiplied by the number of vested Options.

(3)	The value of Restricted Share Units and Performance Share Units was calculated based on the December 31, 2010 closing prices of C$9.60 for Canadian units and U.S.$9.69 for U.S. units, multiplied by the number of vested units. We have assumed a performance multiplier of one times for Performance Share Units.

(4)	If Mr. Neveu resigns, retires or is terminated for cause before August 14, 2012, he would be required to repay a pro-rated portion of the one-time housing and relocation allowance provided to him at his time of hire.

(5)	Mr. McNally’s employment agreement provided for a one-time sign-on grant of 200,000 RSUs, 115,000 PSUs and 160,000 Options which were intended to compensate Mr. McNally for deferred compensation he relinquished with his former employer. In the event of involuntary termination without cause or a voluntary termination that constitutes a constructive dismissal then any unvested portion of this grant will become vested effective as of the termination date.

Performance Graph

The following graphs compare the yearly percentage change in the cumulative total shareholder return over the last five years assuming a C$100 investment was made December 31, 2005, with the cumulative total return of the S&P/TSX Composite Index (“S&P/TSX”), the S&P/NYSE Composite Index (“S&P 500”), and the Philadelphia Stock Exchange Oil Service Sector Index (“OSX”). The graph assumes the reinvestment of the 2006, 2007, 2008 and 2009 distributions respectively, per trust unit, as well as the reinvestment in trust units of the distribution of cash of C$6.83 per Precision share and 0.2089 per Precision share representing the value of the pro-rated distribution of shares of Weatherford International Ltd. which were distributed on November 7, 2005 at a value of C$16.24 per share.

Our return declined significantly following the Canadian federal government’s decision on October 31, 2006 to tax income trusts, and in the second half of 2007, consistent with the decline of the broader markets. Drilling activity gained significant momentum mid-way through 2008 spurred by high oil and natural gas prices that peaked then retreated sharply as the global banking crisis shocked many economies worldwide triggering lower demand expectations for energy services. In 2009, we, and the oilfield services sector generally, experienced one of the sharpest downturns and lowest activity levels for oilfield services in recent history. The downturn in the land drilling market bottomed during the middle half of the year and began showing signs of improvement towards the end of the year. In addition, the acquisition of Grey Wolf, which was agreed prior to the global banking crisis and completed near the end of 2008, substantially increased our long-term debt and the interest rate on that debt, adversely impacting investor perception of the value of Precision shares. Our strong performance in 2010 exceeded most of the financial and operational targets set at the beginning of the year, demonstrating an exceptional recovery from the severe global economic down turn and financial challenges of 2009.

Among the five NEOs for 2010, only Messrs. Strong, Stahl and Ruhr have been employees of Precision throughout the entire five-year period. Mr. Neveu was appointed our CEO in August 2007 and has thus been an NEO of Precision for less than four years. Mr. McNally was appointed our CFO in July 2010. Over this five-year period, the trend in our NEO compensation, when adjusted for the fact that the Retention Awards included as total compensation in 2009 and 2010 were actually granted during 2006 and 2007, has generally been similar to the trend in our TSR performance. While base salaries have increased to reflect the growing responsibilities for the NEOs and to align with our compensation philosophy, short-term incentives have declined since 2008, reflecting the downturn in the oilfield services sector. In regards to long-term incentives, we have set aggressive thresholds and targets for the 2006, 2007 and 2008 Performance Awards which represented 75% of the grant value under the Legacy LTIP. As our performance did not meet the threshold criteria over each plan year’s three-year performance period, none of our NEOs received any value from these Performance Awards. In addition, the 2008 Retention Awards which represented 25% of the grant value were granted in DSUs and were paid out at C$9.7845 in early 2011, a 48% reduction from the grant value, corresponding with the decline in our share price over the performance period. As a result, the payouts our NEOs received under the Legacy LTIP were at 25% of the target value for the 2006 and 2007 plan years and 14% of the target grant value for the 2008 plan year.

Since 2009, our LTIP plans are entirely share-based and the level of payouts from grants made under these plans is expected to be directly aligned with our TSR performance. This is consistent with Precision’s pay-for-performance philosophy.

Cost of Management Ratio

The following table provides information on the total compensation cost for our NEOs for the last three year periods compared to the growth in our market capitalization:

	2008	2009	2010	3 Year Total

Total Cost (in C$millions)	7.4	11.7	10.1	29.2
Market Capitalization Growth (in C$millions)	(287.9)	500.5	538.8	751.4
As a % of Market Capitalization Growth	—	2.3%	1.9%	3.9%

Summary Compensation Table

The following table sets forth all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by us, or our subsidiaries, in Canadian dollars, to the NEOs. The total compensation reported for 2010 and 2009 includes payments of the Retention Awards granted to Messrs. Strong, Stahl and Ruhr in 2007 and 2006 under the Legacy LTIP.

	Non-equity Incentive Plan Compensation ($)
									All Other
			Share-Based	Option-Based	Annual		Long-term	Pension	Compensation	Total
Name and Principal		Salary	Awards((1)	Awards((2)	Incentive		Incentive	Value((5)	((6)(7)	Compensation
Position	Year	(C$)	(C$)	(C$)	Plans(3)		Plans(4)	(C$)	(C$)	(C$)

Kevin A. Neveu(8)	2010	603,366	1,073,750	844,406	351,460		—	11,225	6,600	2,890,807
President and CEO	2009	500,000	872,820	436,198	500,000		—	11,000	6,488	2,326,506
	2008	500,000	1,200,000	—	—		—	10,500	6,488	1,716,988
Robert J. McNally(9)	2010	157,774	2,368,173	544,905	222,828	(10)	—	—	73,258	3,366,938
Executive Vice President and Chief Financial Officer
Douglas J. Strong	2010	303,904	395,140	272,389	210,286		200,000	11,225	5,341	1,398,285
President, Completion and	2009	252,000	386,100	172,253	252,000		600,000	11,000	5,524	1,678,877
Production Services	2008	231,911	200,000	—	291,400		—	10,500	5,291	739,102
Gene C. Stahl(11)	2010	362,776	390,151	268,950	158,487		250,000	2,480	27,497	1,460,341
President, Drilling	2009	282,335	386,100	172,253	194,140		750,000	11,000	5,876	1,801,704
Operations	2008	257,675	250,000	—	351,014			10,500	5,596	874,785
Darren J. Ruhr	2010	246,346	219,045	194,564	119,170		166,750	11,225	4,847	961,947
Vice President, Corporate	2009	205,000	257,400	132,503	135,000		352,500	10,250	4,874	1,097,527
Services	2008	201,635	200,000	—	274,675		—	10,082	4,762	691,154

Notes:

(1)	The amounts for 2010 and 2009 represent the grant date fair value of 2010 and 2009 RSU and PSU awards. U.S. dollar amounts were converted to Canadian dollars using the February 11, 2010 exchange rate of 1.0523 for 2010 awards and May 6, 2009 exchange rate of 1.1731 for 2009 awards for all NEOs with the exception of Mr. McNally. Mr. McNally’s 2010 award was converted to Canadian dollars using the July 19, 2010 exchange rate of 1.0559. The amounts for 2008 represent the grant date fair value of the 2008 Retention Awards under the Legacy LTIP for Messrs. Neveu, Strong, Stahl and Ruhr.

(2)	The amounts for 2010 and 2009 represent the grant date fair value of 2010 and 2009 Option awards. U.S. dollar amounts were converted to Canadian dollars using the February 11, 2010 exchange rate of 1.0523 for 2010 awards and May 6, 2009 exchange rate of 1.1731 for 2009 awards for all NEOs with the exception of Mr. McNally. Mr. McNally’s 2010 award was converted to Canadian dollars using the July 19, 2010 exchange rate of 1.0559. The following table provides information on the valuation of the Options, as calculated by Mercer, granted in 2010 and 2009:

	2010 Options —		2010 Options —		2009 Options —		2009 Options —
	Canadian Options		United States Options		Canadian Options		United States Options
Assumptions	Grant Date Fair Value		Grant Date Fair Value		Grant Date Fair Value		Grant Date Fair Value

Share Price	C$	8.59	U.S.$	8.06 /U.S.$7.12	C $	5.85	U.S.$	4.95
Exercise Price	C$	8.59	U.S.$	8.06 /U.S.$7.12	C $	5.85	U.S.$	4.95
Expected Life		5		5 /5		5		5
Risk Free Rate of Return		2.0%		2.0% /2.0%		2.0%		2.0%
Volatility (Capped at 50%)		50.0%		50.0% /50.0%		50.0%		50.0%
Black-Scholes Multiple		45.3%		45.3% /45.3%		45.3%		45.3%
Black-Scholes Value	C$	3.89	U.S.$	3.65 /U.S.$3.23	C $	2.65	U.S.$	2.24

The per option weighted average accounting fair value of all options granted disclosed in our financial statements is C$3.78 estimated on the grant date using the Black-Scholes option pricing model with the following assumptions: average risk-free interest rate of 2%, average expected life of four years, expected forfeiture rate of 5% and expected volatility of 59%.

(3)	The amounts represent the bonus amounts earned during the year indicated and relate to performance criteria which were met for that year, but the cash amounts, as applicable, are paid during the subsequent year and include amounts related to the STIP for 2010 and 2009, and both the APIP and PSP for years prior to 2009.

(4)	The amounts for 2010 and 2009 represent the payments received under the Legacy LTIP Retention Awards granted in 2007 and 2006, respectively, for Messrs. Strong, Stahl and Ruhr.

(5)	The amounts represent the employer matching contributions under the DCPP.

(6)	The amounts include employer contributions provided under the 401(k) plan and the employer portion of benefits premiums for Messrs. McNally and Stahl.

(7)	The value of perquisites and other personal benefits received by each NEO did not exceed the lesser of C$50,000 or 10% of the annual base salary of the NEO.

(8)	Mr. Neveu was appointed Chief Executive Officer effective August 14, 2007 and a Director effective August 9, 2007.

(9)	Mr. McNally was appointed Executive Vice President and Chief Financial Officer effective July 19, 2010. His base salary and all other compensation amounts reflect the length of time of his employment with us and were converted to Canadian dollars using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767, unless otherwise noted.

(10)	Mr. McNally joined us on July 19, 2010 and was provided with a one-time signing bonus of U.S.$150,000 which was paid in addition to, and concurrently with, his 2010 STIP award of U.S.$78,144. The total amount of U.S.$228,144 was converted to Canadian dollars using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767.

(11)	Mr. Stahl’s base salary earned for 2010 was U.S.$352,244 and STIP award for 2010 was U.S.$153,886. These amounts were converted to Canadian dollars using the 2010 average exchange rate of 1.0299.

Incentive Plan Awards

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth for each NEO all option-based and share-based awards outstanding at December 31, 2010:

							Share-Based Awards(1)
		Option-Based Awards(1)							Market or
		Number of				Value of		Number of	Payout
		Securities				Unexercised		Shares or	Value of Share-
		Underlying	Option			in-the-		Units that	Based Awards
		Unexercised	Exercise		Option	Money		Have Not	that have not
		Options	Price		Expiration	Options		Vested	Vested
Named Executive Officer	Year	(#)	(C$)		Date	(C$)	Plan	(#)	(C$)

Kevin A. Neveu	2010	217,000		8.59	Feb 11, 2017	219,170	RSU	32,734	314,246
President and Chief	2010						PSU(3)	75,900	728,640
Executive Officer	2009	164,600		5.85	May 6, 2016	617,250	RSU	24,868	238,733
	2009						PSU(3)	74,600	716,160
	2008						DSU(2)	69,577	667,939
Total		381,600				836,420		277,679	2,665,718
Robert J. McNally
Executive Vice President and	2010	160,000	U.S.$	7.12	July 19, 2017	408,980	RSU	200,000	1,927,535
Chief Financial Officer	2010						PSU(3)	115,000	1,108,333

Total		160,000				408,980		315,000	3,035,867
Douglas J. Strong	2010	70,000		8.59	Feb 11, 2017	70,700	RSU	12,000	115,200
President, Completion and	2010						PSU(3)	28,000	268,800
Production Services	2009	65,000		5.85	May 6, 2016	243,750	RSU	11,000	105,600
	2009						PSU(3)	33,000	316,800
	2008						DSU(2)	11,596	111,322

Total		135,000				314,450		95,596	917,722
Gene C. Stahl	2010	70,000	U.S.$	8.06	Feb 11, 2017	113,484	RSU	12,000	115,652
President, Drilling	2010						PSU(3)	28,000	269,855
Operations	2009	65,000		5.85	May 6, 2016	243,750	RSU	11,000	105,600
	2009						PSU(3)	33,000	316,800
	2008						DSU(2)	14,495	139,152

Total		135,000				357,234		98,495	947,059
Darren J. Ruhr	2010	50,000		8.59	Feb 11, 2017	50,500	RSU	6,667	64,003
Vice President,	2010						PSU(3)	15,500	148,800
Corporate Services	2009	50,000		5.85	May 6, 2016	187,500	RSU	7,334	70,406
	2009						PSU(3)	22,000	211,200
	2008						DSU(2)	11,596	111,322
Total		100,000				238,000		63,097	605,731

Notes:

(1)	For awards granted to Messrs. Neveu, Strong, Ruhr, and Stahl (2008 and 2009 grants only), the values are based on the December 31, 2010 TSX closing price of C$9.60. For awards granted to Messrs. McNally and Stahl (2010 grant only), the values are based on the December 31, 2010 NYSE closing price of U.S.$9.69 and have been converted to Canadian dollars using the December 31, 2010 exchange rate of 0.9946.

(2)	These amounts represent the number of 2008 Retention Awards currently outstanding from the Legacy LTIP, and have been increased to reflect the notional distribution reinvestments since the date of grant.

(3)	We have assumed a payout multiplier of 1 times for all PSUs.

Value Vested or Earned During the Year

The following table sets forth for each NEO the value vested or earned on all option-based awards, share-based awards, and non-equity incentive plan compensation during the financial year ending December 31, 2009:

				Non-Equity
				Incentive Plan
		Share-Based Awards -		Compensation -
	Option-Based Awards -	Value Vested During		Value
	Value Vested During the	the		Earned During the
	Year	Year		Year(3)
Named Executive Officer	(C$)	(C$)		(C$)

Kevin A. Neveu	69,131	404,535	(1)	351,460
President and Chief Executive Officer		454,841	(2)
Robert J. McNally	—	—		222,828 (4)
Executive Vice President and Chief Financial Officer
Douglas J. Strong	54,601	166,790	(1)	410,286
President, Completion and Production Services
Gene C. Stahl	54,601	165,952	(1)	408,487
President, Drilling Operations
Darren J. Ruhr	42,001	104,646	(1)	285,920
Vice President, Corporate Services

Notes:

(1)	These amounts represent the payment of RSUs that vested on December 31, 2010. U.S. dollar amounts have been converted to Canadian dollars using the December 31, 2010 exchange rate of 0.9946.

(2)	This amount represents the payment of the Deferred Signing Bonus Units on September 1, 2010 for Mr. Neveu.

(3)	These amounts include the 2010 STIP for all NEOs. For Messrs. Strong, Stahl and Ruhr, the amounts include the Legacy LTIP granted in 2007 that were paid in 2010.

(4)	Mr. McNally joined Precision on July 19, 2010 and was provided with a one-time signing bonus of U.S.$150,000 which was paid in addition to, and concurrently with, his 2010 STIP award of U.S.$78,144. The total amount of U.S.$228,144 was converted to Canadian dollars using the July 19, 2010 to December 31, 2010 average exchange rate of 0.9767.

Employee Stock Option Plan Administration Details

In 2009, Precision Drilling Trust adopted the Stock Option Plan that was approved by the unitholders on May 6, 2009. The Stock Option Plan was amended pursuant to its terms effective June 1, 2010, to reflect the conversion of Precision Drilling Trust from an income fund structure to a corporate structure.

The following is a summary of the principal terms of the Stock Option Plan which is provided pursuant to the requirements of Section 613 of the TSX Company Manual.

Eligibility

All of our officers and key employees are eligible to participate in the Stock Option Plan. Our Directors are not eligible to participate in the Stock Option Plan.

Purpose

The Stock Option Plan was designed to advance the interests of Precision by encouraging our officers and key employees to acquire Precision shares and thereby increase their proprietary interests in us, to align their interests with those of our shareholders, to encourage them to remain associated with us and furnish them with an additional incentive in their efforts on our behalf.

Stock Options

Each stock option provides the holder with an option to purchase Precision shares at a price not less than the “Fair Market Value” of the Precision shares on the date of the grant. The Stock Option Plan defines “Fair Market Value” as the weighted average trading price of a Precision share on the TSX, for Canadian stock options, or the NYSE, for U.S. stock options, during the previous five trading days. Stock options have realizable value only if the price of Precision shares increases after the stock options are granted. In the event of a change of control pursuant to which the Precision shares are converted into or exchanged for securities of another entity, the stock options outstanding under the Stock Option Plan shall be substituted or replaced for stock options in the continuing entity on substantially the same terms and conditions.

Administration

Unless otherwise determined by the Board, the Stock Option Plan is administered by the Compensation Committee. The Compensation Committee shall effect the grant of stock options under the Stock Option Plan, in accordance with determinations made by the Board pursuant to the provisions of the Stock Option Plan.

Number of Shares of Precision Issued and Issuable

As of December 31, 2010, the aggregate number of Precision shares reserved for issuance under the Stock Option Plan was 10,303,253, representing 3.7% of the issued and outstanding Precision shares. The maximum number of Precision shares reserved for issuance that can be issued in any one fiscal year may not exceed 1% of the issued and outstanding Precision shares.

Stock options that were previously granted to employees are not taken into consideration when new grants are determined.

Maximum Issuable to One Person and Insiders

The aggregate number of Precision shares reserved for issuance under the Stock Option Plan and all of our other security-based compensation arrangements that may be issued to any one individual shall not exceed 2% of the issued and outstanding Precision shares. The aggregate number of Precision shares reserved for issuance under the Stock Option Plan and all of our other security-based compensation arrangements that may be issued to our insiders shall not exceed 10% of the issued and outstanding Precision shares and the aggregate number of Precision shares issued to our insiders, within any one year period, under the Stock Option Plan and all of our other security-based compensation arrangements shall not exceed 10% of the issued and outstanding Precision shares.

Vesting and Term

Unless otherwise provided at the time of grant, each stock option granted under the Stock Option Plan will have a seven year term from their original grant date and vest 1/3 on the first anniversary of the date of the grant, 1/3 on the second anniversary of the date of the grant and 1/3 on the third anniversary of the date of the grant. A stock option must be exercised or surrendered within seven years from the date of the grant (or such shorter period of time as the Board may determine and specify in connection with the grant of the stock option), or the stock option will expire immediately after the applicable period.

Subject to the rules of the TSX or NYSE, if a stock option may not be exercised due to the holder of such stock option being prohibited from trading in securities of Precision by a corporate policy of Precision at any time within the three business day period prior to the normal expiry date of such stock option, the expiry date of such stock option shall be extended for a period of seven business days following the end of such prohibition (or such longer period as permitted by the TSX or NYSE and approved by the Board).

Termination With or Without Cause

Subject to the terms of any particular stock option, all rights of the holder to purchase Precision shares pursuant to a stock option or to surrender such stock option shall expire and terminate immediately upon the holder of such stock option being terminated for cause.

If, before the expiry of a stock option, the holder shall cease to be an officer or employee of us for termination without cause, such stock option shall continue to vest in accordance with its terms and may be exercised (if fully vested) or surrendered at any time within 90 days of the date such officer or employee was terminated.

Assignability

The assignment or transfer of the stock option or any other benefits under the Stock Option Plan is not permitted other than by operation of law.

Other Causes of Cessation of Employment

If, before the expiry of a stock option, the holder shall cease to be an officer or employee of us for voluntary resignation, the unvested part of such stock option shall be cancelled and the vested part of such stock option may be exercised or surrendered at any time within 30 days of the date of the voluntary resignation of such employee or officer.

Should the holder cease to be an officer or employee of us for disability or leave of absence before the expiry of a stock option, then such stock option shall continue to vest in accordance with its terms and may be exercised or surrendered until the normal expiry of such stock option in accordance with its terms.

Should the holder cease to be an officer or employee of us for reason of retirement before the expiry of a stock option, then such stock option shall continue to vest in accordance with its terms and may be exercised or surrendered at any time within 24 months of the date of the retirement of such employee or officer.

If, before the expiry of a stock option, the holder shall cease to be an officer or employee of us for the unfortunate reason of death, the unexercised part of such stock option shall become fully vested and may be exercised or surrendered at any time within 12 months of the date of the death of such employee or officer.

Amendment

The Stock Option Plan may be amended or terminated at any time by the Board, except as to rights already accrued by the officers and employees, without approval of the shareholders, but subject to any required regulatory approval. Approval of the shareholders will be required to (i) increase the number of Precision shares authorized for issuance under the Stock Option Plan, (ii) reduce the option price in respect of any stock option, and (iii) extend the period of time during which a stock option must be exercised or surrendered.

Original Deferred Share Unit Plan Administration Details

In 2007, Precision Drilling Trust adopted the original deferred trust unit plan (the “Original DSU Plan”) for non-management Directors that was approved by unitholders on May 9, 2007. The Original DSU Plan was amended pursuant to its terms effective June 1, 2010, to reflect the conversion of Precision Drilling Trust from an income fund structure to a corporate structure.

The following is a summary of the principal terms of the Original DSU Plan which is provided pursuant to the requirements of Section 613 of the TSX Company Manual.

Eligibility

All Directors who are not employees of Precision are eligible to participate in the Original DSU Plan.

Purpose

The Original DSU Plan was designed to provide a form of Directors’ compensation that aligns the interests of our non-management Directors with shareholders and to allow us to continue to attract qualified Directors. All Directors who are not employees of Precision are entitled to participate in the Original DSU Plan. Directors are entitled to elect to receive the annual retainer fee for Directors, the annual retainer fee for Committee membership, and Board and Committee meeting fees in the form of DSUs.

Deferred Share Units (“DSUs”)

Each DSU is a bookkeeping entry in an account (the “DSU Account”) and is equal to the value of one Precision share for each DSU at the time of grant. The DSU Account is adjusted for any cash distribution to shareholders by the amount of such distribution by issuing additional DSUs equal to the value of the distribution based on the closing market price of Precision shares on the TSX on the immediately prior trading day. In certain events, including a split or consolidation of Precision shares and a reorganization, proportionate adjustments will be made to the number of DSUs outstanding under the Original DSU Plan to reflect such changes, as determined by the Board in its sole discretion.

Administration

Unless otherwise determined by the Board, the Original DSU Plan is administered by the Compensation Committee.

Number of Shares of Precision Issued and Issuable

There is currently a maximum of 800,000 Precision shares which may be issued pursuant to the Original DSU Plan, representing 0.3% of the issued and outstanding Precision shares. If the resolution to adopt the New DSU Plan is approved, it is our intention that the Original DSU Plan will remain in place but no further deferred share units will be granted under its terms after January 1, 2012, when the New DSU Plan becomes effective. Once the New DSU Plan is effective on January 1, 2012, all future grants will be made under the New DSU Plan. The Original DSU Plan will remain in effect until such time as all DSUs granted under the Original DSU Plan have been redeemed.

Non-Management Director Participation

The number of Precision shares issuable to non-Management Directors, at any time, under all of our security based compensation arrangements, including the Original DSU Plan, cannot exceed 10% of the issued and outstanding Precision shares. The number of Precision shares issued to non-Management Directors, within any one year period, under all of our security based compensation arrangements, including the Original DSU Plan, cannot exceed 10% of the issued and outstanding Precision shares.

Grants of DSUs

As at December 31, 2010, a total of 393,721 Precision shares were issuable upon the exercise of DSUs credited to the respective DSU Accounts of non-management Directors.

Maximum Issuable to One Person

The Original DSU Plan does not provide for a maximum number of Precision shares which may be issued to an individual pursuant to the Original DSU Plan and any other equity compensation arrangement (expressed as a percentage or otherwise).

Vesting

Unless otherwise provided at the time of grant, each DSU will be fully vested upon being credited to a Director’s DSU Account. Each Director is entitled to payment of such DSUs on ceasing to be a Director of us or an affiliate, and such entitlement shall not be subject to satisfaction of any requirements as to any minimum period of membership on the Board or other conditions.

Ceasing to be a Director

If a Director shall cease to be a director of us for any reason, including retirement or death, the value of the DSUs credited to such Directors’ DSU Account, shall be redeemable by such Director (or in the case of death, by their legal representative) at their option if such Director files a written notice with our Corporate Secretary specifying the redemption date. The redemption date specified must be after the date the notice is delivered but before December 15 of the first calendar year commencing after the date the Director ceased to be a director. The value of the DSUs redeemed will be equal to the market value on the redemption date and shall be paid to the Director in the form of Precision shares issued from treasury.

Assignability

The assignment or transfer of the DSUs, or any other benefits under the Original DSU Plan, shall not be permitted other than by operation of law.

Amendment

The Original DSU Plan may be amended or terminated at any time by the Board, except as to rights already accrued by the Directors, without approval of the shareholders, but subject to any required regulatory approval. Approval of the shareholders will be required to (i) increase the number of Precision shares authorized for issuance under the Original DSU Plan, or (ii) amend the method of calculating the number of DSUs to be credited to a Director’s DSU Account in a manner that would result in a greater number being credited to such account than is currently provided for under the Original DSU Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information on the compensation plans in which equity securities of Precision are authorized for issuance as at December 31, 2010:

Number of
Securities
	Number of			Remaining
	Securities to be			Available for
	Issued Upon	Weighted-Average		Future Issuance
	Exercise of	Exercise Price of		Under Equity
	Outstanding	Outstanding		Compensation
Plan Category	Options	Options		Plans

Equity compensation plans approved by shareholders
Employee Stock Option Plan	3,723,123	C$	7.07	6,556,798
Director Deferred Share Unit Plan	393,721		N/A	378,647
Equity compensation plans not approved by shareholders	—		—	—
Total	4,116,844			6,935,445

Defined Contribution Pension Plan Table

The following table sets forth for Messrs. Neveu, Strong, Stahl and Ruhr the information related to the DCPP:

	Accumulated
	Value at Start of				Non-		Accumulated
	Year		Compensatory		Compensatory		Value at Year End
Named Executive Officer	(C$)		(C$)		(C$)		(C$)

Kevin A. Neveu	C $	60,946	C $	11,225	C $	20,869	C $	93,040
President and Chief Executive Officer
Douglas J. Strong	C $	247,272	C $	11,225	C $	37,513	C $	296,009
President, Completion and Production Services
Gene C. Stahl	C $	184,394	C $	2,480	C $	21,538	C $	208,412
President, Drilling Operations
Darren J. Ruhr	C $	117,787	C $	11,225	C $	18,498	C $	147,509
Vice President, Corporate Services

The NEOs participate in the same voluntary Defined Contribution Pension Plan provided to our other employees. Each NEO is responsible for directing the investment of contributions among the segregated fund options available under the plan. The investment gains and losses incurred by each NEO are strictly based on the returns achieved by the fund option(s) chosen. All fees in respect of the administration and management of the funds are reflected in the value of each NEO’s account balance.

Mr. McNally is a United States employee, and therefore, does not participate in the DCPP. Mr. Stahl participated in the DCPP during the first two months of 2010 during his transition to the United States from Canada.

BENEFICIAL OWNERSHIP OF PRECISION DRILLING CORPORATION SECURITIES

Management

The following table sets forth certain information regarding the beneficial ownership of our common shares by (i) all of our directors (ii) the chief executive officer and each of our other named executive officers and (iii) all directors and named executive officers as a group.

	Common Shares Beneficially
	Owned at March 31, 2011
	Number(1)		Percent

William T. Donovan	141,572	(2)	*
W.C. (Mickey) Dunn	42,230	(3)	*
Robert J.S. Gibson	172,421	(4)	*
Allen R. Hagerman	59,655	(5)	*
Stephen J.J. Letwin	85,899	(6)	*
Patrick M. Murray	96,367	(7)	*
Kevin A. Neveu	193,156		*
Frederick W. Pheasey	120,561	(8)	*
Robert L. Phillips	58,908	(9)	*
Trevor M. Turbidy	56,957	(10)	*
Gene C. Stahl	53,729		*
Robert McNally	0		N/A
Douglas Strong	35,729		*
Darren J. Ruhr	11,525		*
Kenneth J. Haddad	9,142		*
Joanne L. Alexander	14,356		*

Directors and Executive Officers as a group (16 persons named above)	1,138,598		*

*	Indicates less than one percent.

(1)	Each person has sole voting and investment power with respect to the Precision shares listed, except as otherwise specified.

(2)	Includes 20,065 shares of fully vested deferred share units (“DSUs”) as to which Mr. Donovan has no voting and no dispositive power.

(3)	Includes 25,830 shares of fully vested DSUs as to which Mr. Dunn has no voting power and no dispositive power.

(4)	Includes 43,051 shares of fully vested DSUs as to which Mr. Gibson has no voting power and no dispositive power.

(5)	Includes 50,378 shares of fully vested DSUs as to which Mr. Hagerman has no voting power and no dispositive power.

(6)	Includes 52,533 shares of fully vested DSUs as to which Mr. Letwin has no voting power and no dispositive power.

(7)	Includes 29,739 shares of fully vested DSUs as to which Mr. Murray has no voting power and no dispositive power.

(8)	Includes 60,561 shares of fully vested DSUs as to which Mr. Pheasey has no voting power and no dispositive power.

(9)	Includes 27,891 shares of fully vested DSUs as to which Mr. Phillips has no voting power and no dispositive power.

(10)	Includes 45,025 shares of fully vested DSUs as to which Mr. Turbidy has no voting power and no dispositive power.

Certain Shareholders of Precision

As of April 1, 2011, AIMCo beneficially owned approximately 15% of our outstanding common shares.

RELATED PARTY TRANSACTIONS

On February 23, 2011, Precision repaid, in full, the 10% senior unsecured note issued to Her Majesty the Queen in the Right of the Province of Alberta, represented by AIMCo. The aggregate repayment of approximately C$204 million included the C$175 million in principal, accrued interest and a “make-whole” amount payable to AIMCo under the terms of the note. The note was originally issued in a private placement completed on April 22, 2009 and the proceeds of the note offering were used to reduce Precision’s outstanding debt obligations at that time. Mr. Brian J. Gibson, an executive officer of AIMCo, is a nominee Director. AIMCo currently holds 41,464,289 Precision shares (approximately 15% of the outstanding Precision shares).

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We and the guarantors have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we and the guarantors agreed, under some circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes within 270 days after the issue date of the outstanding notes. We also agreed to use our commercially reasonable efforts to consummate the exchange offer within 365 days after the issue date of the outstanding notes and to keep the exchange offer open for at least 20 business days (or longer, if required by the federal securities laws). The exchange notes will have terms substantially identical to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions in the United States, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on November 17, 2010.

Under the circumstances set below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep such shelf registration statement continuously effective until the earlier of (A) two years from the issue date of the original notes or (B) the date on which all notes registered thereunder are disposed of in accordance therewith. These circumstances include:

(1) applicable interpretations of the staff of the SEC do not permit us to effect this exchange offer; or

(2) for any other reason we do not consummate the exchange offer within 365 days of the issue date of the outstanding notes; or

(3) any initial purchaser of the outstanding notes shall notify us following consummation of the exchange offer that notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

(4) certain holders are not eligible to participate in the exchange offer.

Under the registration rights agreement, in the event that (i) we and the guarantors have not filed the exchange offer registration statement or shelf registration statement on or before the date on which such registration statement is required to be filed as described above, or (ii) such exchange offer registration has not been consummated or, if required in lieu thereof, such shelf registration statement has not become effective or been declared effective by the SEC within the time periods described above, or (iii) if any exchange offer registration statement or shelf registration statement is filed and declared effective but shall thereafter cease to be effective or usable (except as specifically permitted in the registration rights agreement) (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which Registration Default has occurred and is continuing, a “Registration Default Period”), then, additional interest shall accrue in a rate equal to 0.25% per annum for the first 90 days of the Registration Default Period, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.00% per annum. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes in the United States. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer in the United States without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes in the United States.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes in the United States. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are properly tendered and not withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer in the United States and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a registration statement, if required thereby, within the specified time periods described above. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, the outstanding notes and the exchange notes will be treated as a single class of debt securities under the indenture. For a description of the indenture, see “Description of the Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, US$650 million aggregate principal amount of the 6.625% Senior Notes due 2020 are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act, the Exchange Act and other applicable securities laws, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indenture relating to the outstanding notes and the registration rights agreement, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 11:59 p.m., New York City time, on, June 14, 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer and refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the exchange agent and holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or, if the letter of transmittal does not require a signature guarantee, mail or deliver such letter of transmittal or facsimile thereof, to the exchange agent at the address set forth below under “— Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for the outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes in the United States. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date, or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent’s message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date may tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes, and any other documents required by the letter of transmittal, or a book-entry confirmation and an agent’s message will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or copy (if the letter of transmittal does not require a signature guarantee) thereof and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “— Exchange agent”, such notice of withdrawal may be delivered by telegram, telex or facsimile (if no medallion guarantee of signatures is required); or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “— Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notices of guaranteed delivery and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:
The Bank of New York Mellon
Corporation
Corporate Trust -
Reorganization Unit
480 Washington Boulevard —
27th Floor
Jersey City, NJ 07310
Attn: Ms. Diane Amoroso
Telephone: (212) 815-2742
By Regular Mail:
The Bank of New York Mellon
Corporation
Corporate Trust -
Reorganization Unit
480 Washington Boulevard —
27th Floor
Jersey City, NJ 07310
Attn: Ms. Diane Amoroso
Telephone: (212) 815-2742
By Facsimile Transmission
(eligible institutions only):
(212) 298-1915
Telephone Inquiries:
(212) 815-2742	By Overnight Courier or
Hand Delivery:
The Bank of New York Mellon
Corporation
Corporate Trust -
Reorganization Unit
480 Washington Boulevard —
27th Floor
Jersey City, NJ 07310
Attn: Ms. Diane Amoroso
Telephone: (212) 815-2742

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the reasonable fees and expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering circular distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes in the United States unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE EXCHANGE NOTES

Precision Drilling Corporation issued the outstanding notes, and will issue the exchange notes, described in this prospectus under an Indenture (the “Indenture”) among the Issuer, the Guarantors, The Bank of New York Mellon, as trustee (the “U.S. Trustee”) and Valiant Trust Company, as Canadian co-trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustee”). The term “Notes” refers to the outstanding notes and the exchange notes. Except as set forth herein, the terms of the Notes are substantially identical and include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture or the Registration Rights Agreement from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes and the Indenture. The following summary does not purport to be a complete description of the Notes and the Indenture, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.” References to “US$” are to U.S. dollars and to “C$” are to Canadian dollars. The Notes will be denominated in U.S. dollars and all payment on the Notes will be made in U.S. dollars.

Principal, Maturity and Interest

The Notes will mature on November 15, 2020. The Notes bear interest at the rate shown on the cover page of this prospectus, payable in cash semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2011, to Holders of record at the close of business on May 1 or November 1, as the case may be (whether or not a Business Day), immediately preceding the related interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment. Interest on overdue principal and interest and Additional Interest, if any, will accrue at the applicable interest rate on the Notes.

The Issuer also will pay Additional Interest to Holders of the Notes in the circumstances described in the Registration Rights Agreement.

The Notes were issued in registered form, without coupons, and in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

An aggregate principal amount of Notes equal to US$650.0 million was issued in a private transaction that was not subject to the registration requirements of the Securities Act. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Notes and will be treated as one class with the Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Exchange Notes,” except for the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Payment of Additional Amounts

All payments made by or on behalf of the Issuer under or with respect to the Notes or by or on behalf of any Guarantor pursuant to its Guarantee, will be made without withholding or deduction for or on account of any taxes imposed or levied by or on behalf of any Canadian taxing authority, unless required by law or the interpretation or administration thereof. If the Issuer or a Guarantor is obligated to withhold or deduct any amount on account of taxes imposed by any Canadian taxing authority from any payment made with respect to the Notes, the Issuer or such Guarantor will:

(1) make such withholding or deduction;

(2) remit the full amount deducted or withheld to the relevant government authority in accordance with the applicable law;

(3) subject to the limitations below, pay to each Holder, as additional interest, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such taxes had not been withheld or deducted;

(4) furnish to the Trustee for the benefit of the Holders, within 60 days after the date payment of any taxes is due pursuant to applicable law, certified copies of an official receipt of the relevant government authorities for all amounts deducted or withheld pursuant to applicable law, or if such receipts are not obtainable, other evidence of payment by the Issuer or such Guarantor of those taxes; and

(5) at least 15 days prior to each date on which any Additional Amounts are payable, deliver to the Trustee an Officers’ Certificate setting forth the calculation of the Additional Amounts to be paid and such other information as the U.S. Trustee may request to enable the U.S. Trustee to pay such Additional Amounts to Holders on the payment date.

Notwithstanding the foregoing, none of the Issuer or a Guarantor will pay Additional Amounts with respect to a payment made to any Holder or beneficial owner of a Note (an “Excluded Holder”):

(1) with which the Issuer or such Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) which is subject to such taxes by reason of the Holder or the beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with, Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder;

(3) for or on account of any taxes imposed or deducted or withheld by reason of the failure of the Holder or beneficial owner of the Notes to complete, execute and deliver to the Issuer or a Guarantor, as the case may be, any form or document, to the extent applicable to such Holder or beneficial owner, that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or such Guarantor in order to enable the Issuer or such Guarantor to make payments on the Notes or pursuant to any Guarantee, as the case may be, without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 60 days of a written request therefor by the Issuer or such Guarantor;

(4) for or on account of any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(5) for or on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes (other than taxes payable pursuant to Regulation 803 of the Income Tax Act (Canada), or any similar successor provision);

(6) where the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later; or

(7) if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that such payment would be required to be included in income under the laws of the relevant taxing jurisdiction for tax purposes, of a beneficiary or settler with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settler, partner or beneficial owner been the Holder thereof.

Any reference in the Indenture to the payment of principal, premium, if any, interest, purchase price, redemption price or any other amount payable under or with respect to any Note, is deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer’s and the Guarantors’ obligation to make payments of Additional Amounts will survive any termination of the Indenture or the defeasance of any rights thereunder.

The Issuer and each Guarantor, jointly and severally, will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (y) any Canadian taxes levied or imposed and paid by such Holder with respect to any reimbursement under (x) above, but excluding any such taxes with respect to which such Holder is an Excluded Holder.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the U.S. Trustee at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account in New York specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuer has initially designated the U.S. Trustee in New York, New York to act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Issuer and/or any Restricted Subsidiary may act as Paying Agent or Registrar.

Ranking

The Notes are general unsecured obligations of the Issuer. The Notes rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and equal in right of payment with all existing and future obligations of the Issuer that are not so subordinated. Each Guarantee is a general unsecured obligation of such Guarantor and ranks senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and equal in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

The Notes and each Guarantee are effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Credit Agreement is secured by substantially all of the assets of the Issuer and its material U.S. and Canadian Subsidiaries and, if necessary in order to adhere to covenants in the Credit Agreement, will be secured by certain assets of certain Subsidiaries organized in a jurisdiction outside of the U.S. or Canada.

The Notes are effectively subordinated to all existing and future obligations, including Indebtedness and trade payables, of any Subsidiaries of the Issuer that do not guarantee the Notes, including any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of Indebtedness of the Issuer and its other Subsidiaries, including the Notes.

As of December 31, 2010, the Issuer had approximately C$846 million of total Indebtedness, C$23 million of which was secured (consisting of C$23 million of outstanding letters of credit), and had availability for up to C$524 million of additional borrowings under the Credit Agreement (after giving effect to outstanding letters of credit) and availability for up to C$40 million of secured indebtedness under its operating facilities. As of December 31, 2010, the Guarantors had approximately C$846 million of total Indebtedness (including their guarantees of the Notes); and no Indebtedness contractually subordinated to the Guarantees. In addition, any additional borrowings by the Issuer under the Credit Agreement will be guaranteed by the Guarantors and will be secured indebtedness of those entities. In addition, one or more of the Guarantors may have the ability to borrow up to C$25 million under operating facilities, to the extent not drawn by the Issuer, and up to US$15 million of indebtedness under those facilities, for the Issuer and its subsidiaries in the aggregate, may be secured indebtedness.

Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.”

Guarantees

The Issuer’s obligations under the Notes and the Indenture are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by each U.S. and Canadian Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any Guarantor under a Credit Facility or under debt securities issued in the capital markets, except for any such Subsidiary if the Fair Market Value of the assets of such Subsidiary together with the Fair Market Value of the assets of any other Subsidiaries that guaranteed such Indebtedness of the Issuer or any Guarantor but did not guarantee the Notes, does not exceed US$20.0 million in the aggregate, and each other Restricted Subsidiary that the Issuer shall otherwise cause to become a Guarantor pursuant to the terms of the Indenture. The Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. For the year ended December 31, 2010, the Issuer’s non-Guarantor Subsidiaries accounted for a de minimus amount of the Issuer’s revenue and EBITDA. As of December 31, 2010, the Issuer’s non-Guarantor Subsidiaries also accounted for a de minimus amount of the Issuer’s consolidated assets and liabilities.

As of the Issue Date, all of the Issuer’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate any of the Issuer’s Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

(1) an Unrestricted Subsidiary will not be subject to any of the restrictive covenants in the Indenture;

(2) an Unrestricted Subsidiary will not guarantee the Notes;

(3) a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

(4) the assets, income, cash flows and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Guarantee is limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance, fraudulent preference or fraudulent transfer or otherwise reviewable transaction under applicable law. Nonetheless, in the event of the bankruptcy, insolvency or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee may be subject to review and avoidance under applicable fraudulent conveyance, fraudulent preference, fraudulent transfer and insolvency laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than a reasonably equivalent value or fair or sufficient consideration at a time when the Guarantor was insolvent, was rendered insolvent, was on the eve of insolvency or was left with inadequate capital to conduct its business. A court may conclude that a Guarantor did not receive reasonably equivalent value or fair or sufficient consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives from the issuance of the Guarantee. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Relating to the Notes — U.S. federal and state statutes (and Canadian federal and provincial statutes) may allow courts, under specific circumstances, to void the guarantees and require noteholders to return payments received from guarantors.”

Each Guarantor that makes a payment for distribution under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP.

A Guarantor shall be released from its obligations under its Guarantee and its obligations under the Indenture and the Registration Rights Agreement upon:

(1)

(a) any sale, exchange or transfer (by merger, amalgamation, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary;

(c) the release or discharge of a Guarantor’s guarantee of Indebtedness outstanding under the Credit Agreement and any other agreements relating to Indebtedness of the Issuer and its Restricted Subsidiaries; provided that such Guarantor has not incurred any Indebtedness in reliance on its status as a Guarantor under the covenant “— Certain Covenants — Limitation on Additional Indebtedness” or such Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Guarantor) under the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; or

(d) legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “Satisfaction and Discharge”; and

(2) the Issuer delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Optional Redemption

General

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to November 15, 2015.

At any time or from time to time on or after November 15, 2015, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning November 15 of the years indicated:

Optional
Redemption
Year	Price

2015	103.313%
2016	102.208%
2017	101.104%
2018 and thereafter	100.000%

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to November 15, 2013, the Issuer, at its option, may on any one or more occasions redeem up to 35.0% of the principal amount of the outstanding Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65.0% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after giving effect to any such redemption; and

(2) the redemption occurs not more than 90 days after the date of the closing of any such Qualified Equity Offering.

Redemption at Applicable Premium

The Notes may also be redeemed, in whole or in part, at any time prior to November 15, 2015 at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium (calculated by the Issuer) as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at November 15, 2015 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption — General”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through November 15, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2015; provided, however, that if the period from the redemption date to November 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to

November 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Redemption for Changes in Tax Law

If the Issuer or a Guarantor becomes obligated to pay any Additional Amounts as a result of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof (including a holding by a court of competent jurisdiction), which is publicly announced or becomes effective on or after the date of the Indenture and such Additional Amounts cannot (as certified in an Officers’ Certificate to the Trustee) be avoided by the use of reasonable measures available to the Issuer or any Guarantor, then the Issuer may, at its option, redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it or the Guarantor would be obligated to pay Additional Amounts), at a redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). Notice of the Issuer’s intent to redeem the Notes shall not be effective until such time as it delivers to the Trustee an Opinion of Counsel stating that the Issuer or a Guarantor is obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in this paragraph.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the U.S. Trustee will select the Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the U.S. Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount of US$2,000 in original principal amount or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the U.S. Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company (“DTC”)), unless that method is otherwise prohibited.

Notice of redemption will be delivered to the Holders at least 30, but not more than 60, days before the date of redemption, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the applicable date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under “— Optional Redemption,” each Holder will have the right to require that the Issuer purchase all or any portion (equal to US$2,000 or an integral multiple of US$1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase.

Within 30 days following any Change of Control, the Issuer will deliver, or caused to be delivered, to the Holders, with a copy to the Trustee, a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice, which shall be a Business Day not earlier than 30 days, nor later than 60 days, from the date the notice is delivered (the “Change of Control Payment Date”), and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures, as determined by the Issuer, consistent with the Indenture, that Holders must follow to accept the Change of Control Offer.

On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of the Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of US$2,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(2) deliver or cause to be delivered to the U.S. Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder who has so tendered Notes the Change of Control Purchase Price for such Notes, and the U.S. Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a principal amount of US$2,000 or integral multiples of US$1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date.

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. See “Risk Factors — We may not have the ability to finance the change of control repurchase offer required by the indenture governing the notes.” In addition, in the event of a Change of Control the Issuer may not be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control may constitute an event of default under the Credit Agreement and the indenture governing the existing notes and may constitute an event of default under future Indebtedness. Moreover, the exercise by the holders of their right to require the Issuer to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a Change of Control may be limited by its then existing financial resources.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. The Issuer does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Additional Indebtedness” and “— Certain Covenants — Limitation on Liens.” Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Notes and the Indenture) and is subject to judicial interpretation. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer and the Restricted Subsidiaries, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with all applicable securities legislation in Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of such compliance.

The provisions under the Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated prior to the occurrence of the triggering Change of Control with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Certain Covenants

Covenant Termination

Following the first date that the Notes have a Moody’s rating of Baa3 or higher and an S&P rating of BBB- or higher (collectively, an “Investment Grade Rating”) and no Default or Event of Default has occurred and is then continuing, the Issuer and the Restricted Subsidiaries will no longer be subject to the following covenants:

(1) “ — Certain Covenants — Limitation on Additional Indebtedness”;

(2) “ — Certain Covenants — Limitation on Restricted Payments (except to the extent applicable under the definition of “Unrestricted Subsidiary”)”;

(3) “ — Certain Covenants — Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(4) “ — Certain Covenants — Limitation on Transactions with Affiliates”;

(5) “ — Certain Covenants — Limitation on Asset Sales”;

(6) clause (3) of the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”; and

(7) “ — Certain Covenants — Conduct of Business.”

Limitation on Additional Indebtedness

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following incurrences of Indebtedness shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed the greater of (a) US$750.0 million or (b) 25.0% of the Issuer’s Consolidated Tangible Assets;

(2) Indebtedness under (a) the Notes and the Guarantees issued on the Issue Date and (b) the Exchange Notes and the Guarantees in respect thereof issued pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the use of proceeds of the Notes (other than Indebtedness referred to in clause (1), (2), (4), (6), (7), (8), (9), (10), (12) and (16));

(4) guarantees by (a) the Issuer or Guarantors of Indebtedness permitted to be incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related Guarantee shall be subordinated in right of payment to the Notes or the Guarantee, as the case may be, and (b) Guarantees of Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in accordance with the provisions of the Indenture;

(5) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(6) Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that

(a) if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b) if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; and

(c)

(i) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and

(ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary shall be deemed, in each case of this clause (c), to constitute an incurrence of such Indebtedness not permitted by this clause (6);

(7) Indebtedness in respect of workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such workers’ compensation claims, bank guarantees, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds;

(8) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed at any time outstanding the greater of (a) US$75.0 million or (b) 2.5% of the Issuer’s Consolidated Tangible Assets;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness of the Issuer or any Restricted Subsidiary with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (2), (3) or (8) above, this clause (11), or clause (17) or (18) below;

(12) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (12) (contingent obligations referred to on the face of a balance sheet or in a footnote thereto and not otherwise quantified and reflected on the balance sheet will not be deemed “included on the face of the balance sheet” for purposes of the foregoing) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(13) Indebtedness of Foreign Restricted Subsidiaries in an aggregate amount outstanding at any one time not to exceed the greater of (a) US$50.0 million or (b) 10% of such Foreign Restricted Subsidiaries’ Consolidated Tangible Assets;

(14) additional Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (14) and then outstanding, will not exceed the greater of (a) US$150.0 million or (b) 5.0% of the Issuer’s Consolidated Tangible Assets;

(15) Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(16) Indebtedness incurred under one or more short-term operating facilities provided by Royal Bank of Canada and/or other lenders or the respective affiliates thereof to the Issuer and/or any Restricted Subsidiary providing for borrowings to be made and/or letters of credit to be issued pursuant thereto in an aggregate principal amount, together with any Refinancing Indebtedness thereof, not to exceed US$100.0 million, at any one time outstanding;

(17) Indebtedness incurred to finance the Contingent Tax Liabilities in an aggregate principal amount not to exceed US$200.0 million at any one time outstanding;

(18) Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any Restricted Subsidiary, or merged or consolidated with or into the Issuer or any Restricted Subsidiary (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, merger or consolidation);

provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or merged or consolidated with the Issuer of any Restricted Subsidiary and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (18) and any other related Indebtedness, either (i) the Issuer would have been able to incur US$1.00 of additional Indebtedness pursuant to the first paragraph of this covenant; or (ii) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, merger or consolidation; and

(19) Indebtedness representing deferred compensation to directors, officers, members of management or employees (in their capacities as such) of the Issuer or any Restricted Subsidiary and incurred in the ordinary course of business.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (19) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness; and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

In addition, the Issuer will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this “— Limitation on Additional Indebtedness” covenant, the Issuer shall be in Default of this covenant).

Limitation on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) (a) the Issuer is not able to incur at least US$1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6) or (10) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50.0% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on October 1, 2010 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit), plus

(b) 100.0% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or an Affiliate of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer or its Restricted Subsidiaries after the Issue Date, in each case as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with the provisions set forth under “— Redemption with Proceeds from Equity Offerings”), and (B) the aggregate net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) 100.0% of the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness or Indebtedness held by a Subsidiary of the Issuer) of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Qualified Equity Interests, plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100.0% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of (a) any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of the Indenture;

(2) any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitation on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant described under “— Change of Control” or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the covenant described under “— Limitation on Asset Sales”; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(5) the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) US$5.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (5), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (5); and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture

(6) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof and (b) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(7) dividends on Disqualified Equity Interests of the Issuer issued in compliance with the covenant “— Limitation on Additional Indebtedness” to the extent such dividends are included in the definition of Consolidated Interest Expense;

(8) the payment of cash in lieu of fractional Equity Interests of the Issuer;

(9) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, amalgamation, consolidation or transfer of assets that complies with the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.”;

(10) cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(11) payment of other Restricted Payments from time to time in an aggregate amount not to exceed US$100.0 million; or

(12) the repurchase, redemption or other acquisition or retirement for value of the AIMCO Warrants in an aggregate amount not to exceed US$50.0 million.

provided that (a) in the case of any Restricted Payment pursuant to clauses (4), (5), or (11) above, no Default shall have occurred and be continuing or occur as a consequence thereof (it being understood that the making of a Restricted Payment in reliance on clause (4), (5), or (11) above shall not be deemed to be a Default under this covenant described under “— Limitation on Restricted Payments”) and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (5)(B) above shall increase the Restricted Payments Basket to the extent of such payment.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant the covenant described under “— Limitation on Designations of Unrestricted Subsidiaries.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness or obligations incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (a) or (b) above);

except for, in each case:

(1) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement, the AIMCO Indenture and the Sale and Repurchase Agreement) as in effect on that date;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Guarantees;

(3) any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(4) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(5) any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in clauses (1), (2), (3), (4), (5), or (10); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive than the encumbrances and restrictions contained in the agreements referred to in clauses (1), (2), (3) or (4) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(6) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(7) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(8) in the case of clause (c) above, Liens permitted to be incurred under the provisions of the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(9) restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under the Indenture, to any Person pending the closing of such sale;

(10) any other agreement governing Indebtedness or other obligations entered into after the Issue Date that either (A) contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness that is customary and does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the board of directors of the Issuer in good faith, to make scheduled payments of cash interest and principal on the Notes when due;

(11) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(12) Purchase Money Indebtedness and any Refinancing Indebtedness in respect thereof incurred in compliance with the covenant described under “— Limitation on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired; and

(13) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of US$2.5 million, unless:

(1) the terms of such Affiliate Transaction are no less favorable in all material respects to the Issuer or such Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(2) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction involving aggregate value in excess of US$25.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(3) the Issuer delivers to the Trustee, with respect to any Affiliate Transaction (other than a transaction with AIMCO) involving aggregate value in excess of US$50.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view or that the Affiliate Transaction complies with clause (1) above, in each case as determined by a Canadian or U.S. nationally recognized accounting, appraisal or investment banking firm.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

(2) reasonable director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as determined in good faith by the Issuer’s Board of Directors or senior management;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) any Permitted Investments (other than pursuant to clause (1) of the definition thereof);

(5) any Restricted Payments which are made in accordance with the covenant described under “— Limitation on Restricted Payments”;

(6) any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date;

(7) any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person; and

(8) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests and the granting of registration and other customary rights in connection therewith.

Limitation on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of their property or assets

(including Equity Interests of any Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously with the incurrence of such Lien:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitation on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale; and

(2) at least 75.0% of the total consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.

For purposes of clause (2) above and for no other purpose, the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness or intercompany Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written novation agreement that releases the Issuer or such Restricted Subsidiary from further liability therefor,

(b) the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received),

(c) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) US$75.0 million or (ii) 2.5% of the Issuer’s Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, and

(d) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant.

Notwithstanding the foregoing, the 75.0% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75.0% limitation.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) permanently reduce (and permanently reduce commitments with respect thereto): (x) obligations under the Credit Agreement and/or (y) Indebtedness of the Issuer or a Restricted Subsidiary that is secured by a Lien (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer);

(2) permanently reduce obligations under other Indebtedness of the Issuer or a Restricted Subsidiary (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations under the Notes as provided under “— Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(3) (A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

The amount of Net Available Proceeds not applied or invested as provided in clauses (1) through (3) of the preceding paragraph will constitute “Excess Proceeds.”

On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds US$50.0 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase or redeem the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes and Pari Passu Indebtedness plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in denominations of US$2,000 or integral multiples of US$1,000 in excess thereof.

To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of the Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”),

the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

Pending the final application of any Net Available Proceeds pursuant to this covenant, the holder of such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by the Indenture.

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Issuer will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the U.S. Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described under the caption “— Change of Control” and/or the provisions described under the caption “— Limitation on Mergers, Consolidations, Etc.” and not by the provisions of the Asset Sale covenant.

The Issuer will comply with all applicable securities laws and regulations in Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Limitation on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitation on Asset Sales” provisions of the Indenture by virtue of such compliance.

The Credit Facilities may limit, and future credit agreements or other agreements relating to Indebtedness to which the Issuer (or one of its Affiliates) becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this covenant. In the event the Issuer is contractually prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain contractually prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute a Default under the Indenture.

Limitation on Designation of Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitation on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:

(1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of Designation, consist of Non-Recourse Debt, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary;

(2) on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable in any material respect to the Issuer or the Restricted Subsidiary than those that would be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such Person or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary.

Any such Designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such Designation and an Officers’ Certificate certifying that such Designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitation on Additional Indebtedness” or the Lien is not permitted under the covenant described under “— Limitation on Liens,” the Issuer shall be in default of the applicable covenant.

The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

Any such Redesignation shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such Redesignation complies with the foregoing conditions.

Limitation on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate, amalgamate or merge with or into or wind up or dissolve into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) unless:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person (if other than the Issuer) formed by or surviving or continuing from such consolidation, merger, amalgamation, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of Canada or any province thereof or the United States of America or of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the U.S. Trustee, all of the obligations of the Issuer under the Notes and the Indenture and expressly assumes all of the obligations of the Issuer under the Registration Rights Agreement; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture executed and delivered to the Trustee;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (i) the Issuer or its Successor, as the case may be, could incur US$1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (ii) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio prior to such transaction; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Subject to certain limitations governing releases of Guarantors described in the sixth paragraph under the caption “— Guarantees,” no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, consolidate, amalgamate or merge with or into or wind up or dissolve into another Person (whether or not the Guarantor is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of its assets to any Person unless either:

(1) (a) (i) such Guarantor will be the surviving or continuing Person; or (ii) the Person (if other than such Guarantor) formed by or surviving any such consolidation, merger, amalgamation, winding-up or dissolution is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the U.S. Trustee, all of the obligations of such Guarantor under the Guarantee of such Guarantor and the Indenture and assumes all of the obligations of such Guarantor under the Registration Rights Agreement;

(b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or transfer and such agreements and/or supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “— Limitation on Asset Sales.”

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, amalgamation or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such consolidation or amalgamation or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Guarantee, if applicable.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary and (ii) any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating the Guarantor in Canada or a province thereof, a State of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

Additional Guarantees

If any Restricted Subsidiary of the Issuer shall guarantee any Indebtedness of the Issuer or any Guarantor under a Credit Facility or under debt securities issued in the capital markets except for any such Subsidiary if the Fair Market Value of the assets of such Subsidiary together with the Fair Market Value of the assets of any other Subsidiaries that guaranteed such Indebtedness of the Issuer or any Guarantor but did not guarantee the Notes, does not exceed US$20.0 million in the aggregate, then the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the U.S. Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Notes on a senior basis and all other obligations of the Issuer under the Indenture; and

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Issuer will engage, and will cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and the Holders of Notes, or, to the extent permitted by the SEC, file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) within the time periods specified in the SEC’s rules and regulations applicable to a foreign private issuer subject to the Multijurisdictional Disclosure System:

(1)

(a) all annual financial information that would be required to be contained in a filing with the SEC on Forms 40-F or 20-F (or any successor form), as applicable, containing the information required therein (or required in such successor form) including a report on the annual financial statements by the Issuer’s certified independent accountants and a reconciliation of the Issuer’s financial statements to U.S. generally accepted accounting principles (provided that such reconciliation shall not be required if such financial statements are prepared in accordance with IFRS) as if the Issuer was required to file such forms and was a reporting issuer under the securities laws of the Province of Alberta or Ontario;

(b) for the first three quarters of each year, all quarterly financial information that the Issuer would be required to file with or furnish to the SEC on Form 6-K (or any successor form), if the Issuer were required to file or furnish, as applicable, such forms and as if the Issuer was a reporting issuer under the securities laws of the Province of Alberta or Ontario, in each case including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(2) all current reports that would otherwise be required to be filed or furnished by the Issuer with the SEC on Form 6-K if the Issuer were required to file or furnish, as applicable, such form as if the Issuer and was a reporting issuer under the securities laws of the Province of Alberta or Ontario.

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding the Unrestricted Subsidiaries.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations applicable to such reports applicable to a foreign private issuer subject to the Multijurisdictional Disclosure System (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in clauses (1) and (2) above on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary contained herein, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clause (1) above at the times it would otherwise be required to file such Forms.

Events of Default

Each of the following is an “Event of Default”:

(1) failure to pay interest on, or Additional Interest with respect to, any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(2) failure to pay principal of or premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants described above under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.,” or failure by the Issuer to comply in respect of its obligations to make a Change of Control Offer as described under “— Change of Control”;

(4) (a) except with respect to the covenant described under the heading “— Certain Covenants — Reports,” failure by the Issuer or any Restricted Subsidiary to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the U.S. Trustee or to the Issuer and the Trustee by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding, or (b) failure by the Issuer for 120 days after notice of the failure has been given to the Issuer by the U.S. Trustee or by the Holders of at least 25.0% of the aggregate principal amount of the Notes then outstanding to comply with the covenant described under the heading “— Certain Covenants — Reports”;

(5) default by the Issuer or any Significant Subsidiary under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates US$50.0 million or more;

(6) one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of US$50.0 million shall be rendered against the Issuer, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(7) certain events of bankruptcy affecting the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(8) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) above), shall have occurred and be continuing under the Indenture, the U.S. Trustee, by written notice to the Issuer, or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the U.S. Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) occurs, all outstanding Notes shall become due and payable without any further action or notice to the extent permitted by applicable law.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except an Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holder or Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest on, or the principal of, the Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto. The Issuer will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes and all obligations of any Guarantors discharged with respect to their Guarantees (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire obligations represented by the Notes and the Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to:

(1) rights of Holders of outstanding Notes to receive payments in respect of the principal of and interest and Additional Interest, if any, on such Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the obligations of the Issuer and the Guarantors in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to the provisions of the Indenture described above under “— Change of Control” and under “— Covenants” (other than the covenant described under “— Covenants — Limitation on Mergers, Consolidations, Etc.,” except to the extent described below) and the limitation imposed by clause (3) under “— Covenants — Limitation on Mergers, Consolidations, Etc.” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default. Covenant Defeasance will not be effective until the date 92 days after the date of deposit of funds provided for in clause (1) of the paragraph below, and then only if no bankruptcy, receivership, rehabilitation and insolvency event has occurred and is continuing. In the event Covenant Defeasance occurs in accordance with the Indenture, the Events of Default described under clauses (3) through (8) under the caption “— Events of Default” will no longer constitute an Event of Default. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the U.S. Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer delivered to the Trustee, to pay the principal of and interest and Additional Interest, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the U.S. Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) in the case of Legal Defeasance or Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the U.S. Trustee and qualified to practice in Canada or a ruling from Canada Revenue Agency to the effect that Holders of the outstanding Notes who are not resident in Canada will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of the Legal Defeasance or Covenant Defeasance, as applicable, and will be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as applicable, had not occurred,

(5) no Default shall have occurred and be continuing, either (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or (b) insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(6) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(7) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, no trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally,

(8) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(9) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in clauses (1) through (8) have been complied with.

If the funds deposited with the U.S. Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest and Additional Interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all other sums payable by it under the Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

A Holder is able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes were issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes (except as required by applicable tax laws).

Amendment, Supplement and Waiver

Except as otherwise provided in the next three succeeding paragraphs, the Indenture, the Guarantees or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to the covenants described above under the captions “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales”) shall not be deemed a redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest or Additional Interest, if any, on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest or Additional Interest, if any, on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor from any of its obligations under its Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Guarantees or the Notes without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, amalgamation, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or winding-up or dissolution or sale, lease, transfer, conveyance or other disposition or assignment in accordance with “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.,”;

(4) to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of the Indenture (to the extent in accordance with the Indenture);

(5) to make any change that would provide any additional rights or benefits to the Holders or does not materially adversely affect the rights of any Holder;

(6) to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to secure the Notes or any Guarantees or any other obligation under the Indenture;

(8) to evidence and provide for the acceptance of appointment by a successor Trustee;

(9) to conform the text of the Indenture or the Notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a substantially verbatim recitation of a provision of the Indenture, the Guarantees or the Notes; or

(10) to provide for the issuance of Additional Notes or Exchange Notes in accordance with the Indenture and the Registration Rights Agreement, as the case may be.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

After an amendment under the Indenture becomes effective, the Issuer is required to deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any Guarantor or an annuitant under a plan of which a stockholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

The U.S. Trustee has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes, and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

Since a substantial portion of the Issuer’s and the Guarantors’ assets are outside the United States, any judgment obtained in the United States against the Issuer or the Guarantors, including judgments with respect to the payment of principal, premium, if any, or interest on the Notes may not be collectible within the United States.

The Issuer has been informed that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action predicated solely on civil liability to be brought against the Issuer or a Guarantor in a court of competent jurisdiction in such Province on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York (“New York Court”) with respect to the Indenture, the Notes or any Guarantee, as applicable, that has not been stayed, that is subsisting and unsatisfied and is not impeachable as void or voidable under the internal laws of the State of New York and that is for a sum certain if (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta; (2) such judgment was not obtained by fraud or in a manner contrary to natural justice (including service of process leading to the New York judgment) and the enforcement thereof would not be contrary to public policy, as such term is understood under the laws of the Province of Alberta or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or any order of the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments (as defined therein) and the enforcement of such judgment would not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; (3) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by an Alberta court; (4) there is no manifest error on the face of the judgment; and (5) the action to enforce such judgment is commenced within the applicable limitation period. An Alberta court would apply the laws applicable in the Province of Alberta in respect of all matters relating to the procedure for the enforcement of such judgment which may include, among other laws, Alberta limitation legislation. Such court could also apply applicable New York limitation legislation as the law governing the judgment, in which case the shorter of the limitation periods in Alberta or New York would apply. The Issuer has been advised by such counsel that they do not know of any reason under present laws of the Province of Alberta and the federal laws of Canada applicable therein for avoiding recognition of any judgment of a New York Court under either the Indenture, the Notes or any Guarantee, as applicable, based upon public policy, provided the above requirements are met.

Indemnification for Judgment Currency Fluctuations

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under the Indenture to the Holder from U.S. dollars to another currency, the Issuer has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Issuer and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the Business Day preceding the day on which final judgment is given.

The Issuer’s obligations to any Holder will, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in such judgment currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency. If the amount of the U.S. dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee in the judgment currency (as determined in the manner set forth in the preceding paragraph), as the case may be, each of the Issuer and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the U.S. dollars so purchased is more than the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, will pay the Issuer such excess; provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or the Indenture has occurred and is continuing or if the Issuer shall have failed to pay any Holder any amounts then due and payable under such Note or the Indenture, in which case such excess may be applied by such holder to such obligations.

Consent to Jurisdiction and Service

Each of the Issuer and each non-U.S. Guarantor has appointed CT Corporation, 111 Eighth Avenue, New York, New York, 10011 as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes or the Guarantees and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York and each of the Issuer and the Guarantors will submit to the non-exclusive jurisdiction of such courts.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“AIMCO” means Her Majesty the Queen in Right of the Province of Alberta, as represented by Alberta Investment Management Corporation.

“AIMCO Indenture” means the Note Indenture dated as of April 22, 2009 relating to the Issuer’s 10% Senior Unsecured Notes due April 22, 2017.

“AIMCO Warrants” means the 15,000,000 common share purchase warrants of the Issuer issued to AIMCO, pursuant to an amended and restated warrant certificate dated June 1, 2010.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary of the Issuer) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(a) any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(b) any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness”) to any Person other than the Issuer or any Restricted Subsidiary in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenants described under “— Change of Control” or “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(4) the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(7) any sale, lease, conveyance or other disposition of any assets or any sale or issuance of Equity Interests in each case, made pursuant to a Permitted Joint Venture Investment;

(8) a disposition of inventory in the ordinary course of business;

(9) a disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements;

(10) the trade or exchange by the Issuer or any Restricted Subsidiary of any asset for any other asset or assets that are used in a Permitted Business; provided, that the Fair Market Value of the asset or assets received by the Issuer or any Restricted Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any Restricted Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to the following clause (11); and

(11) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed US$10.0 million per occurrence or US$20.0 million in any fiscal year.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person and (ii) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York or Calgary, Canada are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to Canadian generally accepted accounting principles as in effect on the Issue Date shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable obligations issued or directly and fully guaranteed or insured by the United States of America, the Canadian government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within one year of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or under the laws of Canada or any province or territory thereof or a U.S. or Canadian branch of any other Eligible Bank maturing within one year of the date of acquisition thereof;

(3) commercial paper issued by any Person incorporated in the United States or Canada rated at least A1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(4) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (1) above entered into with any Eligible Bank and maturing not more than one year after such time;

(5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition;

(6) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above;

(7) demand deposit accounts maintained in the ordinary course of business; and

(8) in the case of any Subsidiary of the Issuer organized or having its principal place of business outside the United States or Canada, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), or controls, directly or indirectly, Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of the Issuer on a fully diluted basis;

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors or trustees, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer; and

(4) the adoption by the stockholders of the Issuer of a Plan of Liquidation.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to such specified Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense,

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) the amount of any documented extraordinary, non-recurring or unusual charges; provided, that the aggregate amount of such charges that may be added to Consolidated Cash Flow pursuant to this clause (f) shall not exceed US$25.0 million in any Four-Quarter Period, and

(g) any expenses or charges (other than depreciation or amortization expense) related to any Qualified Equity Offering, Permitted Investment, acquisition, disposition, recapitalization, or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including: (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and , in each case, deducted in computing Consolidated Net Income provided, that the amount of such expenses or charges that may be added to Consolidated Cash Flow pursuant to this clause (g) shall not exceed US$15.0 million per occurrence, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period);

(4) any nonrecurring or unusual gain or income (or nonrecurring or unusual loss or expense), together with any related provision for taxes on any such nonrecurring or unusual gain or income (or the tax effect of any such nonrecurring or unusual loss or expense), realized by the Issuer or any Restricted Subsidiary during such period; and

(5) increased or decreased by (without duplication) any unrealized gain or loss resulting in such period from Hedging Obligations.

“Consolidated Depreciation Expense” for any period means the depreciation and depletion expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Stock of any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that such pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer and shall be set forth in an Officers’ Certificate signed by such Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Issuer at the time of such execution and (c) that the steps necessary for the realization of such adjustments have been or are reasonably expected to be taken within 12 months following such transaction.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(1) imputed interest on Capitalized Lease Obligations;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations related to interest rates;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the amortization or write off of any such costs, discounts, premium, fees or expenses incurred under or in connection with Indebtedness outstanding or available under the Credit Agreement or the Existing Credit Agreement or the AIMCO Indenture as of the Issue Date);

(5) the interest portion of any deferred payment obligations;

(6) all other non-cash interest expense;

(7) capitalized interest;

(8) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Stock of any Restricted Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

(9) all interest payable with respect to discontinued operations; and

(10) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness, and excluding, without duplication,

(1) the cumulative effect of any change in accounting principles or policies and

(2) any penalties and interest related to the Contingent Tax Liabilities.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the net income (or loss) of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by merger, amalgamation, consolidation or transfer of its assets, any income (or loss) of the successor prior to such merger, amalgamation, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles or policies;

(9) extraordinary gains and losses and the related tax effect; and

(10) any income tax expenses, penalties and interest related to the Contingent Tax Liabilities.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (11) or (17) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries without giving effect to any writedowns or charges, up to an aggregate amount of US$300.0 million, caused by the Issuer’s adoption of IFRS as of January 1, 2011, less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Contingent Tax Liabilities” means the contingent tax liabilities disclosed in Note 10 to the financial statements of the Issuer as of and for the nine months ended September 30, 2010.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Additional Indebtedness.”

“Credit Agreement” means the Credit Agreement entered into on the Issue Date, by and among the Issuer, as borrower, Royal Bank of Canada, as administration agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more debt facilities or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, debt securities, term loans, receivables financing or letters of credit and, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connected with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitation on Asset Sales,” respectively.

“Eligible Bank” shall mean any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of US$5,000.0 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Stock, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” means the Credit Agreement dated as of December 23, 2008 currently among the Issuer, the lenders party thereto, the co-documentation agents and syndication agent named therein, and Royal Bank of Canada, as administrative agent, as amended and supplemented from time to time.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by (a) in the case of an asset whose price would be greater than US$50.0 million, the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee and (b) in all other cases, management of the Issuer.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof, the District of Columbia or Canada or any province or territory thereof.

“GAAP” means generally accepted accounting principles in Canada set forth in the opinions and pronouncements of the Accounting Principles Board of the Canadian Institute of Chartered Accountants, which were in effect on the Issue Date (“Canadian GAAP”). At any time after the adoption of IFRS by the Issuer for its financial statements and reports for all financial reporting purposes, the Issuer may elect to apply for all purposes of the Indenture, in lieu of Canadian GAAP, IFRS, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect when such election is made; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in the Indenture shall be computed in conformity with IFRS (other than as set forth in the applicable definitions herein) and (B) in the Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of notes within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes and Exchange Notes issued in a Registered Exchange Offer pursuant to the Registration Rights Agreement by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date that is a guarantor of the Issuer’s obligations under the Credit Agreement, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary of the Issuer shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, banker’s acceptances, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Issuer who:

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3) has not, and whose Affiliates or affiliated firm have not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of their respective Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or any of their respective Affiliates’ board and board committee meetings.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any Restricted Subsidiary’s business.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the original Notes were originally issued.

“Issuer” means Precision Drilling Corporation, a corporation amalgamated under the laws of the Province of Alberta, and any successor Person resulting from any transaction permitted by the covenant described under “— Certain Covenants — Limitation on Mergers, Consolidations, Etc.”.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, but excluding, for certainty, deemed security interests arising under Section 1(1) (tt) (ii) of the Personal Property Security Act (Alberta) or similar legislation with respect to transfers of accounts, consignments of goods and leases with a term of more than one year that are not capital leases and do not secure performance of a payment or other obligation.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multijurisdictional Disclosure System” means the Canada-U.S. Multijurisdictional Disclosure System adopted by the SEC and the Canadian Securities Administrators, as in effect from time to time, and any successor statutes, rules or regulations thereto.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any Restricted Subsidiary that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, any trustee, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the U.S. Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related, incidental or ancillary thereto or reasonable extensions thereof (other than, in each case, material exploration or production businesses).

“Permitted Investment” means:

(1) Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or any Restricted Subsidiary; provided the surviving or continuing Person of such merger or consolidation is either the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes Oxley Act) and (ii) to purchase Equity Interests of the Issuer not in excess of US$2.5 million individually and US$5.0 million in the aggregate outstanding at any one time;

(4) Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Permitted Joint Venture Investments made by the Issuer or any of its Restricted Subsidiaries, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11), that does not exceed US$50.0 million;

(12) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted in accordance with “— Certain Covenants — Limitation on Additional Indebtedness”;

(13) repurchases of, or other Investments in the Notes;

(14) advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(15) Investments existing on the Issue Date;

(16) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Equity Interests) of the Issuer; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date, do not exceed the greater of (a) US$150.0 million or (b) 5.0% of the Issuer’s Consolidated Tangible Assets; and

(18) performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness) in the ordinary course of business;.

In determining whether any Investment is a Permitted Investment, the Issuer may allocate or reallocate all or any portion of an Investment among the clauses of this definition and any of the provisions of the covenant described under the caption “— Certain Covenants — Limitation on Restricted Payments.”

“Permitted Joint Venture Investment” means, with respect to an Investment by any specified Person, an Investment by such specified Person in any other Person engaged in a Permitted Business (a) over which the specified Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person and (b) of which at least 20.0% of the outstanding Equity Interests of such other Person is at the time owned directly or indirectly by the specified Person.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(2) Liens in respect of property of the Issuer or any Restricted Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(3) pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security, regulations;

(4) Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens arising out of judgments or awards not resulting in a Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(7) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(8) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(11) any interest or title of a lessor under any lease entered into by the Issuer or any Restricted Subsidiary, in the ordinary course so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuer or any Restricted Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(12) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts or the filing of Personal Property Security Act financing statements in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(13) Liens securing all of the Notes and Liens securing any Guarantee;

(14) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(15) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(16) Liens in favor of the Issuer or a Guarantor;

(17) Liens securing Indebtedness under the Credit Facilities incurred and then outstanding pursuant to clause (1) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness” and related Hedging Obligations;

(18) Liens arising pursuant to Purchase Money Indebtedness incurred pursuant to clause (8) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100.0% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Indebtedness (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any Restricted Subsidiary.

(19) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary of the Issuer and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(20) Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favorable in any material respect to the lienholders than the existing Lien;

(21) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (18), (19), (20) and this clause (21); provided that such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(22) licenses of Intellectual Property granted by the Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Issuer or any Restricted Subsidiary in the ordinary course of business;

(24) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(25) Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(26) Liens on assets of any Foreign Restricted Subsidiary to secure Indebtedness of such Foreign Restricted Subsidiary which Indebtedness is permitted by the Indenture;

(27) Liens securing Indebtedness incurred under clause (16) of the second paragraph of “— Certain Covenants — Limitation on Additional Indebtedness”; and

(28) other Liens with respect to obligations which do not in the aggregate exceed the greater of (a) US$150.0 million or (b) 5.0% of the Issuer’s Consolidated Tangible Assets at any time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (except in the case of Capitalized Lease Obligations) the amount of such Indebtedness shall not exceed such purchase price or cost.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than (a) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees, (b) public offerings with respect to the Issuer’s Qualified Equity Interests, or options, warrants or rights, registered on Form S-4 or S-8, or (c) any offering of Qualified Equity Interests issued in connection with a transaction that constitutes a Change of Control.

“Rating Agencies” means Moody’s and S&P.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of the Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) no earlier than 91 days after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer the Guarantors and the initial purchasers of the Notes issued on the Issue Date, together with any joinder agreement executed thereafter by the Guarantors and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Common Stock on a pro rata basis);

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer);

(3) any Investment other than a Permitted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment, decrease or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary permitted under clause (6) of the definition of “Permitted Indebtedness”).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Sale and Repurchase Agreement” means the Sale and Repurchase Agreement, dated as of December 23, 2008, by and between the Issuer and Precision Drilling Oilfield Services Corporation, as in effect on the Issue Date, and any other sale and repurchase agreements or similar agreements among the Issuer or any of the Guarantors entered into after the Issue Date; provided that any restrictions on dividends or distributions, loans or advances or transfers of property contained in such other agreements are no more restrictive to the Issuer or any Guarantor in all material respects as the analogous restrictions in the Sale and Repurchase Agreement, dated as of December 23, 2008, and the applicable covenants therein are qualified so as to permit exceptions thereto (i) for the purpose of permitting payment of principal, interest and any other obligations under the Notes and the Indenture to the same extent in all material respects as the qualifications contained in the Sale and Repurchase Agreement, dated as of December 23, 2008, (ii) to permit the granting of Liens under the Notes and the Indenture and (iii) to subordinate any Liens (including backup Liens) thereunder to any Liens under the Notes and the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act as such Regulation was in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Guarantor and any lender, including, without limitation, the centralized banking agreement among the Issuer, Precision Limited Partnership, Precision Drilling Canada Limited Partnership and Royal Bank of Canada providing for the administration of and netting of balances between Canadian bank accounts maintained by the Issuer and certain Subsidiaries with Royal Bank of Canada, as amended, restated or otherwise modified from time to time including, but not limited to, through the addition of new Subsidiaries as parties thereto and withdrawals of Subsidiaries therefrom from time to time, and including any replacement thereof entered into by the Issuer and any Subsidiaries with Royal Bank of Canada or any other lender from time to time.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association, trust or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitation on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Certain United States Federal Income Tax Consequences of the Exchange Offer

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Certain Canadian Federal Income Tax Consequences of the Exchange Offer

The following summary describes the principal Canadian federal income tax considerations generally applicable, as of the date hereof, to a holder of the outstanding notes who participates in the exchange offer and who, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, is not and is not deemed to be resident in Canada, does not use or hold and is not deemed to use or hold the outstanding notes or the exchange notes in carrying on a business in Canada, holds the outstanding notes and the exchange notes as capital property, deals at arm’s length and is not affiliated with Precision, and deals at arm’s length with any transferee resident or deemed to be resident in Canada to whom the holder assigns, transfers or otherwise disposes of an outstanding note or an exchange note (a “Holder”). Generally, the outstanding notes and the exchange notes will be capital property to a Holder provided the Holder does not acquire or hold such notes in the course of carrying on a business of trading or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is not applicable to a Holder that is an insurer that carries on an insurance business in Canada and elsewhere within the meaning of the Tax Act. Any such holder should consult its own Canadian tax advisors with respect to the acquisition, holding or disposition of the outstanding notes and the exchange notes.

This summary is based upon the provisions of the Tax Act and the regulations thereunder as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder (the “Tax Proposals”) which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policy and assessing practice, whether by way of judicial, regulatory, legislative or governmental decision or action, nor does it take into account other federal or provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders should consult their own Canadian tax advisors with respect to the Canadian income tax considerations associated with participating in the exchange offer.

For the purposes of the Tax Act, the exchange of the outstanding notes for the exchange notes should not constitute a taxable transaction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including the exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which we or a subsidiary guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition (including the exchange of outstanding notes for exchange notes) and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of an outstanding note for an exchange note), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes (including exchanging outstanding notes for exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes in the United States. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes in the United States received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and, except in certain circumstances, the expenses of counsel and other advisors of the holders and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

CANADIAN SECURITIES LAWS MATTERS

Each holder of outstanding notes that tenders such notes in the exchange offer and is resident outside of Alberta will be deemed to have certified that such holder is not a resident of Alberta and will be deemed to acknowledge that: (1) no securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of the exchange notes, (2) there is no government or other insurance covering the exchange notes, (3) there are risks associated with the exchange offer, (4) there are restrictions on the holder’s ability to resell the exchange notes to residents of Canada and it is the responsibility of the holder to find out what those restrictions are and to comply with them before selling the exchange notes, (5) we have advised the holder that we are relying on an exemption from the requirements to provide the holder with a prospectus qualifying the distribution of the exchange notes in Canada and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and, as a consequence, certain protections, rights and remedies provided by the Securities Act (Alberta), including statutory rights of rescission or damages, will not be available to the holder in connection with the exchange offer, and (6) each exchange note will contain a legend relating to resale restrictions to the following effect:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY TO A RESIDENT OF CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York and Bennett Jones LLP, Calgary, Alberta, will pass on matters of Canadian law.

EXPERTS

The consolidated financial statements of Precision as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

US$650,000,000 principal amount of our 6.625% Senior Notes due 2020, which have been registered under the Securities Act of 1933, for any and all of our outstanding 6.625% Senior Notes due 2020.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.